This CD ROM contains an electronic version of appraisals for the Mortgaged Properties in PDF format and forms part of the paper version of the Prospectus Supplement. The information contained in this CD ROM does not appear elsewhere in paper form in this Prospectus Supplement and must be considered as part of, and together with, the information contained elsewhere in this Prospectus Supplement and the Prospectus. The information contained in this CD ROM has been filed by the Seller with the Securities and Exchange Commission as part of a Current Report on Form 8-K, which is incorporated by reference in this Prospectus Supplement, and is also available through the public reference branch of the Securities and Exchange Commission. Defined terms used in this CD ROM but not otherwise defined therein shall have the respective meanings assigned to them in the paper portion of the Prospectus Supplement and the Prospectus. All of the information contained in this CD ROM is subject to the same limitations and qualifications contained in this Prospectus Supplement and the Prospectus. Prospective investors are strongly urged to read the paper portion of this Prospectus Supplement and the Prospectus in its entirety prior to accessing this CD ROM. If this CD ROM was not received in a sealed package, there can be no assurances that it remains in its original format and should not be relied upon for any purpose. Prospective investors may contact J. Theodore Borter of Goldman, Sachs Co. at (212)902-3857 to receive an original copy of the CD ROM.

                                  ==============================================

                                  COMPLETE APPRAISAL
                                  OF REAL PROPERTY

                                  Commerce Center
                                  2812 Emerywood Parkway
                                  Henrico County, Virginia

                                  ==============================================

                                  IN A SELF-CONTAINED REPORT

                                  As of July 1, 1997

                                  Prepared For:

                                  Goldman Sachs Mortgage Company
                                  85 Broad Street
                                  New York, New York 10004

                                  Prepared By:

                                  Cushman & Wakefield of Washington, D.C., Inc. Valuation Advisory Services
                                  1875 Eye Street, NW
                                  Suite 700
                                  Washington, D.C. 20006

Cushman & Wakefield of Washington, D.C., Inc.                 CUSHMAN &
1875 Eye Street, N.W., Suite 700                             WAKEFIELD(R)
Washington, D.C. 20006                               A ROCKEFELLER GROUP COMPANY
(202) 467-0600

June 18, 1997

Mr. Sheridan Schechner
Managing Partner
Goldman Sachs Mortgage Company
85 Broad Street
New York, New York 10004

RE: Complete Appraisal of Real Property
    Commerce Center
    2812 Emerywood Parkway
    Henrico County, Virginia

Dear Mr. Schechner:

      In fulfillment of our agreement as outlined in the Letter of Engagement, Cushman & Wakefield of Washington, D.C., Inc. is pleased to transmit our appraisal report estimating the market value of the leased fee estate in the referenced real property.

      As specified in the Letter of Engagement, the value opinion reported below is qualified by certain assumptions, limiting conditions, certifications, and definitions, which are set forth in the report. We particularly call to your attention to the following special assumption.

      1. Pursuant to your request, the date of value is July 1, 1997. We specifically assumed that no value affecting changes occur between the date of inspection, which was June 15, 1997, and the prospective date of value.

      This report was prepared for Goldman Sachs Mortgage Company and is intended only for the specified use of the Client. It may not be distributed to or relied upon by other persons or entities without the written permission of the Cushman & Wakefield of Washington, D.C., Inc.

      This appraisal report has been prepared in accordance with our interpretation of your institution's guidelines, the regulations of OCC and the Uniform Standards of Professional Appraisal Practice, including the Competency Provision and The Financial Institutions Reform, Recovery and Enforcement Act (FIRREA) and the guidelines of federal regulatory agencies.

      The property was inspected and the report prepared by Kelly J. Small under the supervision of Donald R. Morris, MAI.

      As a result of our analysis, we estimate the prospective market value of the leased fee estate in the referenced property and subject to the assumptions, limiting conditions, certifications and definitions set forth herein, as of July 1, 1997, to be:

                   FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                   $5,700,000

Mr. Sheridan Schechner
June 18, 1997                                                             Page 2


      This letter is invalid as an opinion of value if detached from the report, which contains the text, exhibits, and an Addenda.

Respectfully submitted,

CUSHMAN & WAKEFIELD OF WASHINGTON, D.C. INC.


/s/ Kelly J. Small
Kelly J. Small
Appraiser
Valuation Advisory Services

                                                                [STAMP]
/s/ Donald R. Morris
Donald R. Morris, MAI                                  COMMONWEALTH OF VIRGINIA
Manager,  Director                                          DONALD R. MORRIS
Valuation Advisory Services
State of Virginia Certified General Appraiser
No. 4001-002465

                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        SUMMARY OF SALIENT FACTS AND CONCLUSIONS
================================================================================

Property Name:                              Commerce Center

Location:                                   2812 Emerywood Parkway

General Overview:                           The project comprises a two-story
                                            office building containing a total
                                            of 56,076 square feet of net
                                            rentable area. The improvements were
                                            constructed in 1980 and are situated
                                            on a 4.163 acre site. On the
                                            effective date of appraisal, the
                                            building was 100 percent occupied by
                                            a single tenant (American Home
                                            Funding) through the year 2003.

Interest Appraised:                         Leased fee estate

Date of Value:                              July 1, 1997

Date of Inspection:                         June 15, 1997

Ownership:                                  RF&P Land Corporation

Highest and Best Use:                       Office development, as market
                                            conditions permit

Value Indicators
  Sales Comparison Approach:                $5,400,000 to $5,600,000 (rounded)
    Value Per Square Foot:                  $97 to $99
  Indicated Value:                          $5,500,000

 Income Capitalization Approach
    Estimated Market Rental Rate:           $15.00 SF, Full Service
    Stabilized Vacancy Rate:                4.0%
    Effective Gross Income:                 $606,445
    Operating Expenses                      $134,885
    Real Estate Taxes:                      $40,672
    Net Operating Income:                   $471,560
    Estimated Vacancy Between Tenants:      9 months
    Free Rent:                              None
    Probability of Renewal:                 65%
    Tenant Improvement Allowance
      Shell Space:                          N/A
      New Tenants in Previously
        Occupied Space                      $8.00 per square foot
      Renewal Tenants in Same Space:        $4.00 per square foot
    Estimated Market Rental Growth Rate     3.5%
    Estimated Expense Growth Rate:          3.5%
    Estimated Real Estate Tax Growth Rate:  3.5%

                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                        Summary Of Salient Facts And Conclusions
================================================================================

    Reversion Year Capitalization Rate:     10.5%
    Transaction Costs in Reversion Sale:    3.0%
    Discount Rate:                          12.0%
  Indicated Value:                          $5,700,000

Value Conclusion:                           $5,700,000
  Value Per Square Foot:                    $101.65 (Net Rentable Area)
  Implicit Capitalization Rate:             8.3%

Special Assumptions Affecting Valuation:

1. Pursuant to your request, the date of value is July 1, 1997. We specifically assumed that no value affecting changes occur between the date of inspection, which was June 15, 1997, and the prospective date of value.

2. Please refer to the complete list of assumptions and limiting conditions included at the end of this report.

                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                 PHOTOGRAPHS OF SUBJECT PROPERTY
================================================================================


                               [GRAPHIC OMITTED]

                                    [PHOTO]

                            Front View of the Subject



                               [GRAPHIC OMITTED]

                                    [PHOTO]

                            Interior View of Subject

                                                 Photographs of Subject Property
================================================================================


                               [GRAPHIC OMITTED]

                                    [PHOTO]

                    Looking Southeast Along West Broad Street



                               [GRAPHIC OMITTED]

                                    [PHOTO]

                    Looking Northwest Along West Broad Street

                                                               TABLE OF CONTENTS
================================================================================

                                                                            Page

INTRODUCTION ...............................................................  1
       Identification of Property ..........................................  1
       Property Ownership and Recent History ...............................  1
       Purpose and Function of Appraisal ...................................  1
       Extent of the Appraisal Process .....................................  1
       Date of Value and Property Inspection ...............................  1
       Property Rights Appraised ...........................................  1
       Definitions of Value, Interest Appraised, and Other Pertinent Terms .  2
       Legal Description ...................................................  3

REGIONAL ANALYSIS ..........................................................  4

NEIGHBORHOOD ANALYSIS ...................................................... 19

OFFICE MARKET ANALYSIS ..................................................... 24

PROPERTY DESCRIPTION ....................................................... 35
       Site Description .................................................... 35
       Improvements Description ............................................ 36

REAL ESTATE TAXES AND ASSESSMENTS .......................................... 39

ZONING ..................................................................... 41

HIGHEST AND BEST USE ANALYSIS .............................................. 43

VALUATION PROCESS .......................................................... 45

SALES COMPARISON APPROACH .................................................. 46

INCOME APPROACH ............................................................ 51

RECONCILIATION AND FINAL VALUE ESTIMATE .................................... 64

ASSUMPTIONS AND LIMITING CONDITIONS ........................................ 66

CERTIFICATION OF APPRAISAL ................................................. 68

ADDENDA .................................................................... 69

                                                                    INTRODUCTION
================================================================================

Identification of Property

      The subject property comprises a two-story office building known as the Commerce Center, which is located at 2812 Emerywood Parkway in Henrico County, Virginia. The improvements contains 56,076 net rentable square feet and are situated on a 4.163 acre parcel. The building is modern in appearance and functional in design. As of the date of inspection, the property was 100 percent leased to a single tenant through the year 2003.

Property Ownership and Recent History

      The property is owned by RF&P Land Corporation, who acquired the site in August 1993 from Manufacturers Life Insurance Company for $3,690,000. We attribute the difference between the price paid for the property and our value conclusion to improving market conditions (as discussed in the Office Market Analysis). According to property management, the building was constructed for Aetna, who vacated the building in 1989. The building sat vacant for four years before it was leased to American Home Funding.

      We have reason to believe that the property may now be under contract of sale; however, after discussing the matter with the owner, we have been unable to obtain any details of the pending transaction. The present owner considers this information to be confidential and was not willing to provide details for our analysis.

Purpose and Function of Appraisal

      The purpose of the appraisal is to estimate the market value of the leased fee estate. The appraisal is to be used to monitor the performance of a portfolio asset.

Extent of the Appraisal Process

      In the process of preparing this appraisal, we:

      o Inspected the exterior of the building and the site improvements and a representative sample of tenant spaces with property management.

      o Reviewed leasing policy, concessions, tenant build-out allowances, and history of recent rental rates and occupancy with the building manager.

      o Reviewed a detailed history of income and expense and a budget forecast for 1997.

      o Conducted market research of occupancies, asking rents, concessions and operating expenses at competing buildings which involved interviews with on-site managers and a review of our own data base from previous appraisal files.

      o Prepared an estimate of stabilized income and expense (for capitalization purposes).

      o Conducted market inquiries into recent sales of similar buildings to ascertain sales price per square foot, effective gross income multipliers and capitalization rates. This process involved telephone interviews with sellers, buyers and/or participating brokers. (See detailed sales write-ups in Addenda for more complete information on the verification process.)

      o   prepared the Sales Comparison and Income Approaches to value.

                                                                    Introduction
================================================================================

Date of Value and Property Inspection

      The date of value is July 1, 1997. We inspected the property on June 15, 1997.

Property Rights Appraised

      The rights being valued are the leased fee estate.

Definitions of Value, Interest Appraised, and Other Pertinent Terms

      The definition of market value taken from the Uniform Standards of Professional Appraisal Practice, 1994 Edition, published by The Appraisal Foundation, is as follows:

      The most probable price which a property should bring in a competitive and open market under all conditions requisite to a fair sale, the buyer and seller each acting prudently and knowledgeably, and assuming the price is not affected by undue stimulus. Implicit in this definition is the consummation of a sale as of a specified date and the passing of title from seller to buyer under conditions whereby:

          (1)  Buyer and seller are typically motivated;
          (2) Both parties are well informed or well advised, and acting in what they consider their own best interests;
          (3)  A reasonable time is allowed for exposure in the open market;
          (4) Payment is made in terms of cash in U.S. dollars or in terms of financial arrangements comparable thereto; and
          (5) The price represents the normal consideration for the property sold unaffected by special or creative financing or sales concessions granted by anyone associated with the sale.

      Exposure Time

      Under Paragraph 3 of the Definition of Market Value, the value estimate presumes that "A reasonable time is allowed for exposure in the open market." Exposure time is defined as the estimated length of time the property interest being appraised would have been offered on the market prior to the hypothetical consummation of a sale at the market value on the effective date of the appraisal. Exposure time is presumed to precede the effective date of the appraisal.

      Based on the improved sales data presented in this document, coupled with our conversations with local property owners, brokers and management firms, we have estimated the appropriate exposure time would have been 12 months for the property.

      Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal. Marketing time is subsequent to the effective date of the appraisal and exposure time is presumed to precede the effective date of the appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating reasonable exposure time and it is not intended to be a prediction of a date of sale. We estimated marketing time to be approximately 12 months.

================================================================================


                                       -2-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                    Introduction
================================================================================

      Definitions of pertinent terms taken from the Dictionary of Real Estate Appraisal, Third Edition (1993), published by The Appraisal Institute, are as follows:

      Leased Fee Estate

      An ownership interest held by a landlord with the right of use and occupancy conveyed by lease to others. The rights of the lessor (the leased fee owner) and the leased fee are specified by contract terms contained within the lease.

      Leasehold Estate

      The right to use and occupy real estate for a stated term and under certain conditions; conveyed by a lease.

      Market Rent

      The rental income that a property would most probably command on the open market; indicated by the current rents paid and asked for comparable space as of the date of the appraisal.

      Cash Equivalent

      A price expressed in terms of cash, as distinguished from a price expressed totally or partly in terms of the face amounts of notes or other securities that cannot be sold at their face amounts.

      Discounted Cash Flow (DCF) Analysis

      The procedure in which a discount rate is applied to a set of projected income streams and a reversion. The analyst specifies the quantity, variability, timing and duration of the income streams as well as the quantity and timing of the reversion and discounts each to its present values at a specified yield rate: DCF analysis can be applied with any yield capitalization rate and may be performed on either a lease-by-lease or aggregate basis.

Legal Description

      The subject is identified as being a portion of Block A, Commerce Center, among the land records of Henrico County, Virginia. A copy of the metes and bounds description of the site can be found in the Addenda.

================================================================================


                                      -3-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               REGIONAL ANALYSIS
================================================================================

      The dynamic nature of economic relationships within a market area have a direct bearing on real estate values and the long-term quality of a real estate investment. In the market, the value of a property is not based on the price paid for it in the past or the cost of its creation, but on what buyers and sellers perceive it will provide in the future. Consequently, the attitude of the market toward a property within a specific neighborhood or market area reflects the probable future trend of that area.

      Since real estate is an immobile asset, economic trends affecting its locational quality in relation to other competing properties within its market area will also have a direct effect on its value as an investment. To accurately reflect such influences, it is necessary to examine the past and probable future trends which may affect the economic structure of the market and evaluate their impact on the market potential of the subject. This section of the report is designed to isolate and examine the discernible economic trends in the region and neighborhood which influence and create value for the subject property. A regional map indicating the location of the subject is presented on the following page.

Location

      The subject property is located in Henrico County, within the Richmond-Petersburg Metropolitan Statistical Area (MSA). For statistical purposes, this area includes Chesterfield, Dinwiddie, Goochland, Hanover, Henrico, New Kent, Powhatan and Prince George Counties. In addition, this MSA also includes Charles, Colonial Heights, Hopewell, Petersburg and Richmond Cities.

      Richmond is located approximately 100 miles south of Washington, D.C. and is midway between Atlanta and Boston. The City of Richmond is situated at the end of the navigable portion of the James River, which bisects the city. Founded in 1737 as a central marketplace of inland Virginia, it linked the piedmont and mountain areas of Virginia with the seaports at Hampton Roads. In 1779, Richmond became the state capital which has had a profound effect upon the growth of the region. Richmond is the home of the Virginia General Assembly, state and federal courts, and Virginia's capital. The success of the Richmond area is evidenced by the influx and growth of local businesses, immigration to and population growth in the area, as well as expansion of the employment base.

================================================================================


                                       -4-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                               [GRAPHIC OMITTED]

                               METRO RICHMOND, VA
                                  Regional Map

                                                               Regional Analysis
================================================================================

Demographics

      Demographic statistics for the Richmond MSA are summarized in the following table.

================================================================================
                           SELECTED AREA DEMOGRAPHICS
                                  RICHMOND MSA
================================================================================
         Population
                2001 Projection                                1,000,848
                1996 Estimate                                    942,346
                1990 Census                                      865,640
                1980 Census                                      761,304
                1980-1990 % Change                                13.70%
                1990-1996 % Change                                 8.86%
                1996-2001 % Change                                 6.21%
         Households
                2001 Projection                                  386,777
                1996 Estimate                                    362,848
                1990 Census                                      331,824
                1980 Census                                      269,289
                1980-1990 % Change                                23.22%
                1990-1996 % Change                                 9.35%
                1996-2001 % Change                                 6.59%
         Median Household Income
                2001 Projection                                  $46,784
                1996 Estimate                                    $40,118
                1990 Census                                      $33,489
                1980 Census                                      $18,293
                1980-1990 % Change                                86.07%
                1990-1996 % Change                                19.79%
                1996-2001 % Change                                16.62%
         1990 Average Home Value                                 $78,111

         1990 % College Graduates                                  18.3%
================================================================================
        Source: Strategic Mapping, Inc.
================================================================================

Population

      According to Strategic Mapping, Inc., the population in the Richmond MSA has increased dramatically slightly since 1980. In 1980 the population for the entire MSA was 761,304 which then increased to 865,640 or 13.70 percent in 1990, The population estimate for 1996 shows a slight slowing trend in the population as the estimate increased from the 1990 figure to 942,346 or 8.86 percent. Projections for the year 2001 show an increase expected over the next five year period of 6.21 percent. This trend shows strong growth across the region.

Households

      The total number of households in the MSA has increased approximately
23.22 percent from 1980 to 1990. The 1990 household figure of 331,824 households has increased to an estimated figure of 362,848 in 1996 which indicates an increase of 9.35 percent over the six year period since 1990. Similar to the overall population growth, the average annual increase

================================================================================


                                       -6-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
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

                                                               Regional Analysis
================================================================================

has decelerated from the previous ten year period to a more normalized basis, which is still above the national averages. The number of households has been increasing since 1980, even during periods when the population was shrinking. This has been possible due to the declining household size which has dropped from 2.72 persons in 1980 to 2.52 persons in 1996. The number of households is expected to increase to 386,777 in the year 2001, an increase of 6.59 percent from the 1996 estimate. The steadily increasing number of households should have a positive impact on the local economic condition.

Income
      The median income per household in the MSA has increased considerably since 1980. In 1980 the median household income was $18,293, which increased by
86.07 percent or 8.61 percent per annum to $33,489 in 1990. Based on estimates from Strategic Mapping, Inc., the 1996 median household income was $40,118. The 1996 estimate indicates that overall growth in the median household income slowed to 19.79 percent from 1990 to 1996 or a still strong 3.30 percent per annum. The area is expected to continue in this income growth trend through 2001. A breakdown of the household income characteristics for the MSA is shown as follows:

================================================================================
                 HOUSEHOLD INCOME CHARACTERISTICS - RICHMOND MSA
================================================================================
                                1980          1990      1996 Est.   2001 Proj.
================================================================================
   $0 - $9,999                  25.6%        12.0%        9.6%         8.1%
   $10,000 - $14,999            15.0%         7.5%        6.1%         4.8%
   $15,000 - $24,999            28.3%        16.5%       13.3%        10.9%
   $25,000 - $34,999            17.5%        16.1%       13.9%        12.1%
   $35,000 - $49,999             9.4%        20.0%       19.5%        17.5%
   $50,000 - $74,999             2.8%        18.1%       20.9%        22.1%
   $75,000 - $99,999             1.4%         5.7%        8.9%        11.5%
   $100,000 - $149,999            --          2.7%        5.6%         9.3%
   $150,000+                      --          1.5%        2.2%         3.7%
   TOTAL                       100.0%       100.0%      100.0%       100.0%
================================================================================
Source: Strategic Mapping, Inc.
================================================================================

Unemployment Rate

      Over the past year, the overall unemployment rate in the Richmond MSA remained flat. Henrico County had a lower unemployment rate of 3.0 percent as of year end 1996. The most recent unemployment figure as of March 1997 for Henrico County was 2.6 percent, which is slightly below the 2.7 percent figure twelve months earlier. The March 1997 rate for the metro area of 3.3 percent was the same for the previous period. The metropolitan area has been experiencing an improvement in the economy. The Richmond MSA has outperformed the nation and the state in terms of employment over the past few years; and it is anticipated that it will continue to do so in the future.

      The following tables compare the unemployment rate for the area to that of the state and national average for the year end averages and the current month figures.

================================================================================


                                       -7-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                               Regional Analysis
================================================================================

================================================================================
                                UNEMPLOYMENT RATE
                   COMPARISON BY COUNTY, MSA, STATE, AND U.S.
================================================================================
     Year           Henrico         Richmond         Virginia         U.S.
                     County           MSA
================================================================================
     1996             3.0%            3.7%             4.4%           5.4%
     1995             2.9%            3.7%             4.5%           5.6%
     1994             3.3%            4.4%             4.9%           6.1%
     1993             3.9%            4.9%             5.1%           6.9%
     1992             5.4%            6.7%             6.4%           7.5%
================================================================================
Source: U.S. Department of Labor and Employment Security, Bureau of Labor Market Information.
================================================================================

================================================================================
                        CURRENT MONTH - UNEMPLOYMENT RATE
================================================================================
        Geographic Area              March 1996              March 1997
================================================================================
        Henrico County                  2.7%                    2.6%
        Richmond MSA                    3.3%                    3.3%
        Virginia                        4.6%                    4.4%
        U.S.                            6.0%                    5.9%
================================================================================
Source: U.S. Department of Labor and Employment Security
================================================================================

      As population in the Richmond area has increased, employment has grown as existing businesses expanded and new companies located in the area. Local businesses are attracted to the convenient location between Atlanta and Boston, competitive tax policies, and excellent transportation systems. In Richmond, there is no sales tax on raw materials, and no state or local inventory tax on manufacturing. Furthermore, sales and use tax, corporate income tax, and unemployment insurance tax rates are low compared to national averages of other cities. In fact, Richmond has the lowest unemployment insurance tax rate in the nation, while the worker's compensation rate is seventh in the U.S. The labor force has an education level as high or higher than other metro areas of Richmond's size, or larger. Furthermore, Richmond area workers are reportedly 43 percent more productive per worker hour than U.S. workers as a whole, according to the Metropolitan Economic Development Council. In addition, less than 11 percent of Richmond area workers are unionized, compared to the national average of 20 percent. These factors have contributed to the influx of employers into the Richmond area. Richmond's business climate has attracted and retained some of the most prestigious businesses in the U.S., helping to boost the local employment base.

      As shown in the following table, with the exception of manufacturing all industry segments witnessed steady growth. The largest increases came from services at 3.24 percent followed by T.C.P.U. at 2.87 percent, and construction at 2.67 percent. The following table illustrates the five year trend for employment by sector for the Richmond MSA.

================================================================================


                                       -8-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
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

                                                               Regional Analysis
================================================================================

================================================================================================
                At-place Employment in the Richmond, Virginia MSA
                                   1992 - 1996
================================================================================================
Category                        1992        1993        1994        1995        1996     Percent
================================================================================================
Manufacturing                 62,900      61,400      61,100      60,600      59,700       -1.04

Mining                         7,000       7,000       7,000       8,000       8,000        2.71

Construction                  27,000      27,500      27,900      29,300      30,800        2.67

T.C.P.U                       23,000      24,100      25,000      26,000      26,500        2.87

Wholesale & Retail Trade
                             106,300     108,700     115,000     119,700     120,400        2.52
F.I.R.E.                      38,700      39,700      42,000      42,400      42,900        2.08

Services                     109,200     113,100     118,700     125,000     128,100        3.24

Federal, State & Local        96,300      99,100     100,900      98,300      96,800        0.10
Government
================================================================================================
Total                        464,100     474,300     491,200     502,100     506,000        1.74
================================================================================================
Unemployment Rate -              6.7         4.9         4.4         3.7         3.7          --
Richmond MSA
 Unemployment Rate -             7.5         6.9         6.1         5.6         5.4          --
 USA
================================================================================================
Source: Bureau of Labor Static's
================================================================================================

      Total employment increased by 0.78 percent over the past year and 1.74 percent over the past five years, in combination with a declining unemployment rate (as of March 1997), indicates economic stability in the area. We anticipate slow growth in employment during the next few years and possibly accelerated growth towards the end of the decade. The largest increases are anticipated in the services and construction categories with the strengthening economy, with growth expected from all areas with the exception of government which is expected to decline. Shown below is the most recent employment by industry in the subject's area.

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                                       -9-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

================================================================================
         NON-AGRICULTURAL INSURED EMPLOYMENT BY MAJOR INDUSTRY DIVISION
            April 1996 to 1997 Comparison - Not Seasonally Adjusted
                                RICHMOND AREA MSA
================================================================================
INDUSTRY      Average Employment  SHARE   Average Employment  SHARE     CHANGE

               April 1996 (000's)         April 1997 (000's)
================================================================================
Manufacturing       59.3          11.7%        59.8           11.7%      0.84%
Construction        30.2           6.0%        31.6            6.2%      4.64%
Mining               0.8           0.2%         0.7            0.1%    -12.50%
T.C.P.U.*           26.2           5.2%        26.5            5.2%      1.15%
Trade              118.4          23.4%       120.1           23.5%      1.44%
F.I.R.E**           42.6           8.4%        43.1            8.4%      1.17%
Services           130.1          25.7%       130.6           25.5%      0.38%
Government          98.5          19.5%        98.9           19.3%      0.41%
================================================================================
TOTALS             506.1         100.0%       511.3          100.0%      1.03%
================================================================================
* Transportation, & Public Utilities
** Finance/Insurance/Real Estate
================================================================================

      Over the past year, total employment witnessed a small increase of 1.03 percent. Construction and Retail Trade were the leading industries with an overall increase of 4.64 percent and 1.44 percent respectively. This offset the small losses in the mining industry.

      The appraisers have outlined both the major employers in the local market of Henrico County and the macro market of metropolitan Richmond, Virginia. It should be noted that in both the metropolitan rankings and the county rankings the top employment lists include private industry only. As can be seen, the majority of the employment is trade and service oriented in nature for both areas. The following charts summarize the major employers within the county and the MSA.

================================================================================


                                      -10-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

================================================================================
                              MAJOR AREA EMPLOYERS
                              HENRICO COUNTY (1997)
================================================================================
       Employer                                         Number of Employees
================================================================================
       Circuit City                                        5,000-6,000
       Reynolds Metal                                      4,000-5,000
       Crestar Financial                                   3,000-4,000
       Secours                                             3,000-4,000
       Tri-Son Health Care                                 2,000-3,000
       Via Systems Technology                              2,000-3,000
       American Home Products                              1,000-2,000
       United Parcel Service                               1,000-2,000
       Tysons Ford                                          900-1,000
       Stone Container                                       800-900
================================================================================
Source: Henrico County Office of Economic Development
================================================================================

================================================================================
                              MAJOR AREA EMPLOYERS
                      RICHMOND, VIRGINIA METRO AREA (1997)
================================================================================
       Employer                                          Number of Employees
================================================================================
       Philip Morris USA                                      8,000
       Columbia/HCA Healthcare Corp.                          6.340
       Circuit City Stores                                    5,194
       Reynolds Metals Co.                                    4,300
       Capital One Financial Corp.                            4,064
       Dominion Resources Inc.                                3,803
       Ukrops Super Markets Inc.                              3,585
       Allied Signal Corp.                                    3,400
       Crestar Financial Corp.                                3,252
       Bon Secours Richmond Health                            3,051
       NationsBank Corp.                                      2,726
       Trigon Blue Cross/Blue Shield                          2,705
       Signet Banking Corp.                                   2,501
       DuPont Co.                                             2,500
       Bell Atlantic-Virginia                                 2,445
       Viasystems Technologies Corp.                          2,100
       Food Lion Inc.                                         1,621
       Central Fidelity Banks, Inc.                           1,595
       Richfood Holdings Inc.                                 1,583
       Wal-Mart Stores Inc.                                   1,512
================================================================================
Source Richmond Times Dispatch
================================================================================

Transportation
      The Richmond area is served by four interstate highways creating an excellent network for entering and exiting the vicinity. Interstate routes 95, 64, 195 and 295 are within the City and serve the metropolitan area. Interstate 95 is the most important north-south highway on the

================================================================================


                                      -11-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

eastern seaboard. To the north, it connects Richmond with Washington, D.C. and other cities in the northeast corridor; to the south, it reaches to Miami, Florida. Route 95 also traverses downtown Richmond and serves as an expressway in the local vicinity. Interstate 64, which runs principally east to west, lends access to Hampton Roads and the Tidewater area of Virginia. To the west, it intersects with Interstate 81 in the Shenandoah Valley before continuing to West Virginia and Kentucky. Locally, I-295 forms a semicircle around the metropolitan area, with an eventual extension south to Prince George County and a southern connector to Interstate 95 is proposed. Interstate Route 195 gives access to the portion of Richmond located along the James River. Yet another local expressway is the Powhite Parkway which links the two halves of the city of Richmond (the north and south banks of the James River). The Powhite has been extended to the emerging suburban areas of central Chesterfield County. Several U.S. highways converge in Richmond, namely, Routes 1, 33, 60, 250, 301 and 360.

      Richmond International Airport has recently undergone a $38 million expansion, making it a modern state-of-the-art airport. The expansion includes all-weather second level boarding courses and a new entrance roadway connecting with Interstate 64. The airport is located 12 miles east of Richmond in Henrico County. There are over 200 flights daily by American, Delta, Eastern, United and U.S. Air, plus six regional carriers. Air time to New York is only 60 minutes.

      The Richmond area is a major East Coast rail center. Passenger railways are utilized by AMTRAK while the major freight railway companies are CSX Transportation; Richmond, Fredericksburg and Potomac; and Norfolk-Southern.

      The port of Richmond provides an excellent water transportation system for cargo to Europe, Africa, South America, Canada and the Caribbean. The deep water port is the westernmost on the north Atlantic and handles over 413,000 tons of bulk and container cargo annually.

      The Greater Richmond Transit Company (GRTC) provides transportation services to commuters. The system offers several transit routes in Henrico County as well as downtown service connecting the financial and retail districts. Trailways, Greyhound and Groome Transportation charter buses to other cities.

Education/Recreation

      The Richmond area boasts of numerous colleges and universities in the vicinity. Among these educational institutions are Randolf-Macon College, University of Richmond, Virginia Commonwealth University, Medical College of Virginia, Virginia Union College, etc. Many of the area's public secondary school systems allocate higher per student expenditures than the national average. Area school systems have also adopted progressive measures over the past decade to improve and enhance the normal school criteria. In addition, there are many prestigious private secondary schools including St. Christopher's, St. Catherine's, Collegiate, and Benedictine.

      The city of Richmond serves as the cultural and recreational heart of Central Virginia. There are many museums including the Virginia Museum of Fine Arts, The Valentine Museum, Museum of the Confederacy, and the Science Museum of Virginia.

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                                      -12-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                               Regional Analysis
================================================================================

      In addition, Richmond serves as a center for the performing arts at locations including the Carpenter Center and the Theater Virginia. Local area residents can also enjoy numerous parklands including James River Park, Bryan Park and Pocohontas State Park.

Conclusion

      Richmond is centrally located along the East Coast at the northern end of the Sun Belt. This location contributed to its growth as a business and industrial area over the last decade. While population and employment growth in the region have recently diminished, both are expected to continue growing at moderate rates during the 1990s. The moderate cost of living, low taxes and strong economics appeal to Richmond businesses. Transportation networks and waterways that make Richmond attractive to corporations also make it attractive to individuals. Overall, the Richmond area is expected to prosper moderately in the future.

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                                      -13-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          OFFICE MARKET ANALYSIS
================================================================================

Richmond Metropolitan Office Market

      Richmond is the capitol of Virginia and is headquarters to 14 Fortune 500 Companies. The office market is segmented by location within the metropolitan area, with the Central Business District (CBD) of Richmond being the oldest segment. As the office market expanded around the CBD, new development was categorized into four quadrants: northwest, northeast, southwest and southeast. Most of the growth in past decade occurred in the northwest and southwest quadrants. Although many firms prefer to be located in downtown Richmond, Henrico County has become a new growth area for office park development. The campus style office development became increasingly popular in the 1980s. Development has generally expanded away from the urban core into northwest Henrico County (just south of Interstate 295). The amount of office space in the eastern quadrants is so insignificant that reliable statistics for these areas were not available.

       According to Harrison & Bates, Inc. 1997 Office Market Report, total inventory of office space in the Richmond metropolitan area in 1996 was approximately 18.1 million square feet, with approximately 6.1 million square feet in the Richmond CBD and 11.9 million square feet in the suburban markets. The following table presents the geographic distribution of the office inventory in the metropolitan area, along with other statistical data:

================================================================================
                      Geographic Distribution of Inventory
                       Metropolitan Richmond Office Market
                                  Year-End 1996
================================================================================
   Jurisdiction             Inventory SF    Overall      SF Under     Y-T-D Net
                               (000)        Vacancy     Construction  Absorption
================================================================================
Central Business District     6,131,500      16.36%              0     200,407
Northwest Quadrant            8,048,248       6.23%         80,000     316,002
Southwest Quadrant            3,890,710       9.46%        157,788      68,171
--------------------------------------------------------------------------------
 Total                       18,070,458      10.36%        237,788     584,580
================================================================================

      As of year-end 1996, the overall vacancy rate stood at 10.36 percent, continuing a slow recovery from the year-end 1994 vacancy of 12.43 percent. The continued decline in vacancy is a result of minimal pure speculative office space brought on the market in recent years. Vacancy was higher in the CBD at
16.4 percent than in the suburbs at 7.3 percent. The Northwest submarket demonstrated the lowest vacancy rate of 6.2 percent, where it has generally remained for the past three years. The Southwest Quadrant demonstrated the most improvement, with vacancy decreasing from 14.44 percent in 1994 to the current level of 9.46 percent. This is the first decline below ten percent since the early 1980s. The following table presents the historical vacancy, rental rate and absorption data, showing a steadily declining vacancy rate and increased absorption:

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                                      -14-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                         Office Market Analysis
================================================================================

================================================================================
                                 Historical Data
                       Metropolitan Richmond Office Market
                                   1994 - 1996
================================================================================
Year            Inventory SF    Vacancy         SF Under       Net Absorption
                      (000)                  Construction              (SF)
================================================================================
1994             17,430,591      12.43%          62,000           407,215
1995             17,655,281      11.56%         352,000           344,077
1996             18,070,458      10.36%         237,788           584,580
================================================================================
        Annual Averages          11.44%         217,263           445,291
================================================================================

      Lenders' strict underwriting criteria, limited market demand, and the increase in sublet market space as a result of corporate consolidations and downsizing all contributed to the lack of office construction in 1994. In 1995 and 1996, construction of office space increased, with a total of 352,000 and 237,788 square feet of space completed, respectively. Most of the new construction in 1996 occurred in the Southwest Quadrant, accounting for 157,788 square feet or 66 percent of total new construction. The remaining 80,000 square feet of new space was delivered in the Northwest Quadrant and included five build-to-suits within the Innsbrook Office Park, some of which included speculative office space (minimal). No new construction was delivered in the CBD, as it continues it slow recovery with a glut of Class C space.

      The market absorbed 584,580 square feet in 1996, an increase of 70 percent over the 1995 figure. This level approximates the average annual absorption between 1992 and 1996 of 541,159 square feet. The Northwest Quadrant absorbed the largest amount of space in 1996 totaling 316,002, or 54 percent of total absorption.

Current Construction Activity

      Only build-to-suit construction is expected through 1997 and 1998, as developers are still having difficulty financing purely speculative projects. According to numerous sources throughout the market, one of the most important and far reaching commercial real estate developments over the past two years was the announcement by Motorola's plans to build a major semi-conductor plant in Goochland County. The company exercised an option to purchase 230 acres in the West Creek Corporate Center. Long term plans call for construction of several million square feet of buildings and the creation of an initial 5,000 jobs. This location is only minutes from the subject area and will likely increase demand from semi-conductor clients and associated firms.

      Discussions with local market participants indicated that Northwest Richmond is a developers market, given the lack of available space. A number of major corporations, such as Wheat First, Circuit City, Virginia Mutual Insurance Company and Heilig Meyers, have built or are starting construction of their own buildings. The Innsbrook area appears to be the most attractive site for office development, with several deliveries expected by year-end 1997. A summary of buildings currently under construction is highlighted below.

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                                      -15-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

================================================================================
                          Buildings Under Construction
                               Northwest Quadrant
================================================================================
Building                  Size (SF)       SF        Available     Asking Rental
                                       Available                     Rate (SF)
================================================================================
Glen Forest Medical         40,000           0           0%              N/A
Virginia Mutual             64,000      35,000        54.7%            $17.25
Wheat First                100,000      70,000        70.0%            $17.00
================================================================================

Investment Market
      The investment market in the metropolitan Richmond area has been active. Since 1995, there has been a marked turnaround in property sales in the office market, with buyers motivated by the turnaround in the market and the potential appreciation of property values. Sellers are no longer lenders, as many of the distressed situations have been resolved. Buyers returning to the market include REITS, pension funds, insurance companies and local or regional investors. With a higher concentration of available capital, the metropolitan market has experienced rising prices on average. The table on the following page depicts historical and recent office building sales that have occurred in the suburban Richmond market.

      The sales indicate a wide range in unit values from a low of $30.58 to a high of $114.94 per square foot of rentable area. As depicted, real estate values have stabilized throughout suburban Richmond over the past two years. Class A and B properties located in highly desirable office parks with high occupancy sold in the range of $85.00 to $110.00 per square foot. The Southwest Quadrant office sales were generally lower than those in the Northwest Quadrant, selling in the $80.00 to $90.00 per square foot range. Property values in the downtown market continue to be depressed, with few sales occurring.

      Apartment communities joined by suburban office properties as currently the most desirable investment property type. In the office market, the few downtown building sales were dwarfed by activities within the suburbs, with the strongest action in the Northwest Quadrant. Highwoods REIT was the most active buyer, purchasing a number of buildings in Innsbrook. In the Southwest Quadrant, Brookdale Investors purchased two buildings in Moorefield, while two other buildings were purchased by Commonwealth Atlantic Properties (formerly RF&P) in The Arboretum.

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                                      -16-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

================================================================================
                          Office Building Sales Summary
                                Suburban Richmond
================================================================================
Bldg. Address                   Size(SF)   Yr Built Occup. Sale Date  Price (SF)
================================================================================
Vistas at Brookfield             70,582      1985     95%    05/97      $82.74
Pioneer Building                 49,019      1987    100%    05/97      $76.50
Moorefield V                     42,000      1986     96%    04/97      $86.67
4101 Cox Road                    58,184      1990     95%    12/96     $103.12
804 Moorefield Park Dr.          51,307      1985    97.5%   12/96      $83.81
808 Moorefield Park Dr.          47,230      1987    100%    11/96      $69.87
4701 Cox Road                   100,178      1990     99%    06/96     $106.90
Arboretum VI and VII            103,986      1990     95%    06/96      $85.54
4881 Cox Road                   108,000      1996    100%    02/96     $101.16
Vantage Place                    55,374   1986-88     96%    09/95      $79.28
Vantage Pointe                   63,867      1990     95%    09/95      $84.71
Owens & Minor                    63,000      1989    100%    09/95     $114.94
Markel & Mercer Buildings       197,260   1987/90    100%    07/95      $98.35
Proctor-Silex                    97,253      1988     99%    07/95      $85.53
Colonnade at Innsbrook           65,757      1986     98%    12/94      $88.36
Aetna Office Building           101,293      1990     98%    12/94      $83.91
Markel Building                  71,745      1988     95%    09/94     $100.36
Koger Southside                 131,000      1986     84%    09/94      $55.00
Progressive Building             70,260      1987     90%    06/94      $83.09
Allstate Building                39,281      1985    100%    03/94      $77.65
10710 Midlothian Tnpk.          152,000      1989     64%    07/93      $36.98
2820 Waterford Lake Dr.          42,718      1989     69%    05/93      $40.97
9321-27 Midlothian Tnpk          63,770      1984     64%    03/93      $30.58
================================================================================

Land Values

      Over the past year, there has been an increased level of sales activity for vacant office sites. However, tightened credit, a drop in new construction and poor performance among improved properties has limited the pool of potential buyers of office land. In addition to poor demand for office sites, there is a glut of land available for development and for sale. Some of these projects include Gateway, Boulders, Bellgrade, Stony Point, Westerre, Innsbrook, Moorefield, West Creek, etc. At present, there are over 1,000 acres of office land available for development in established office parks throughout the region. In addition to these sites available in park developments, there are many single office tracts dispersed throughout the Richmond suburbs available for sale.

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                                      -17-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

      As with the improved sales, the land sale price trend is upward. The primary hub of activity is located several miles northwest of the subject in the Innsbrook Office Park, where property values have increased as demand for office space in this park continues to strengthen. Prior to 1994, land tracts were sold from former lenders or institutions regulated by the Resolution Trust Corporation (RTC), and buyers would only purchase land at cut-rate prices. As noted in the following table, recent activity includes a clear increase in the demand for and price of office land.

================================================================================
                            Office Land Sales Summary
                       Metropolitan Richmond Office Market
================================================================================
    Location                          Net Area  Sale Date Sale Price Price/Acre
                                       (Acres)
================================================================================
Innslake Drive                           2.90    02/97     $555,500    $191,552
Innsbrook, VA

Lake Brook Drive                         8.00    11/95   $1,200,000    $150,000
Innsbrook, VA

North Park Drive                         7.97    07/95     $995,625    $125,000
Innsbrook, VA

North Park Drive                        12.84    07/95   $1,605,000    $125,000
Innsbrook, VA

Cox Road and Nuckols Road                5.00    01/95     $750,000    $150,000
Innsbrook, VA

Innsbrook Drive @ The Overlook          52.00    12/94   $5,096,000     $98,000
Innsbrook, VA

Lakebrook Drive                          5.50    11/94     $808,500    $147,000
Innsbrook, VA

Westerre Office Park @ Gaskin Road      10.67    05/94     $880,400     $82,511
Innsbrook, VA

Polo Parkway/Bellgrade                   4.14    10/93     $372,877     $90,165
Chesterfield County, VA

Cherokee Road/Stony Point               40.28    07/93   $2,202,483     $54,723
City of Richmond, VA

Waterfront Dr/Innsbrook                  6.60    03/93     $485,000     $73,484
Henrico County, VA
================================================================================

      The appropriate unit of comparison in suburban Richmond is the price per usable acre. The preceding sales represent both speculative investors and build-to-suit/owner-occupant sales. The most recent sale, however, involved the purchase of a site within Innsbrook for development of a Homewood Suites hotel. These sales represent a trading range from $54,723 per usable acre to $191,500 per usable acre. Market participants indicated that, due to the limited availability of space, the market is shifting to a development market. This is expected to continue to place upward pressure on land prices within the market.

================================================================================


                                      -18-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

Summary of Metropolitan Office Market

      Although some submarkets remain soft, the overall vacancy rate continues to decline, and the remaining available space tends to be less desirable. The Northwest Quadrant, in particular, is leading the region in net absorption and vacancy. We believe that over the next several years, the metropolitan office market should reach a more stabilized position both from an occupancy and lease rate standpoint.

Northwest Quadrant Office Market

      The subject property is located in Henrico County within the Northwest Quadrant. This quadrant is the largest submarket in terms of total rentable area, with 8.0 million square feet of office space, or 45 percent of total inventory. The Southwest Quadrant and CBD have 3.8 million square feet and 6.1 million square feet, respectively. Within the Northwest Quadrant, the Innsbrook Office Park is considered the prime office location within the greater Richmond area. The Innsbrook Office Park includes a total of 3.5 million square feet of space, or approximately 44 percent of the entire Northwest Quadrant. The following table presents the historical vacancy and absorption data for the Northwest Quadrant.

================================================================================
                                 Historical Data
                               Northwest Quadrant
                                   1994 - 1996
================================================================================
      Year         Inventory SF      Vacancy       SF Under     Net Absorption
                           (000)                  Construction              (SF)
================================================================================
      1994            7,535,932        6.20%          52,000          241,525
      1995            7,744,618        6.64%         332,000          161,764
      1996            8,048,248        6.23%          80,000          316,002
================================================================================
          Annual Averages              6.35%         154,667          239,764
================================================================================

      Taken as a whole, the Northwest Quadrant office market exhibited an overall vacancy rate of 6.23 percent as of year-end 1996. As depicted, vacancy has remained relatively stable over the past three years despite new deliveries and increased absorption. However, the vacancy rate has improved significantly in this submarket over the past six to seven years, with the current vacancy rate representing an 11.0+/- percent decline from year-end 1990, when it was
17.20 percent.

      Although vacancy for the submarket as a whole has remained relatively stable, a breakdown by Class indicates that vacancy for Class A space has continued to decline, with minimal Class A space availability. The lack of significant new construction, coupled with positive absorption, has led to a shortage of large blocks of Class A office space. According to Morton G. Thalhimer, Inc.'s April 1997 Office Market Survey, Class A vacancy was 1.70 percent, compared to 9.20 and 24.66 percent for Class B and C space, respectively. The most significant vacancy remains within the Class C market, which increased its vacancy from 19.0 percent at year-end 1995 to the current level of 24.66 percent. The following table illustrates the historical vacancy for Class A space within the Northwest Quadrant.

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                                      -19-
                                                                       CUSHMAN &
                                                                    WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                          Office Market Analysis
================================================================================

================================================================================
                                 Historical Data
                        Class A Space Northwest Quadrant
                                   1992 - 1996
================================================================================
    Year               Inventory SF                   Vacancy
                              (000)
    4/92                 4,609,013                     16.45%
    4/93                 4,609,013                      7.83%
    4/94                 5,086,263                      5.61%
    4/95                 5,341,839                      4.58%
    4/96                 5,545,839                      3.88%
    4/97                 6,698,886                      1.70%
================================================================================
Source: Morton G. Thalhimer, Inc. (April 1997)
================================================================================

      Despite tight market conditions within the Northwest Quadrant for the past three years, rental rates for Class A space have edged up only slightly, while rates for Class B and C remained flat, keeping those properties competitive with Class A product. Due to the lack of space availability within the Class A market, brokers anticipate continued upward pressure on rental rates. Free rent and tenant improvement allowances are currently limited in the Northwest Quadrant, as tenants generally prefer the lowest possible base rental rate.

      The general consensus is that tenants will have to sign concession free leases at a rate of $16.50 to $17.00 per square foot for multi-tenant Class-A buildings in the Northwest Quadrant by year-end 1997. These figures do not reflect that, while face rents have increased somewhat, concession packages have diminished significantly. Many landlords in the market depicted limited tenant improvement packages and no free rent allowances in recent deals. Furthermore, landlords have been able to obtain an expense reimbursement from some tenants, which has been absent from Richmond office leases for some time.

      Brokers and investors were surveyed as to their opinions of rent spikes, given the lack of available Class A space within the market. Several brokers indicated that there would be a potential for rent spikes; however, this notion has not come to fruition over the past two years and is not likely to occur because of the large amounts of vacant land available for development. Moreover, with continued construction of space (even build-to-suits), the potential for rent spikes lessens. Over the past year, rental rates edged up only slightly from an average of $15.75 per square foot to $16.25 per square foot, an increase of about 3.0 percent. Investors surveyed indicated that rent spikes were highly speculative and generally not incorporated into their purchase decisions. Although many investors felt that rental rates may in fact grow at a rate greater than inflation over the short term, they are typically unwilling to make this assumption in their investment projections.

      As can be seen, the forces of supply and demand have pushed the Northwest Quadrant Class A office market toward a landlord's market, with a shortage of supply as evidenced by the declining vacancy factor, increased rental rates, and declining concessions. Market participants expect rents to continue to increase and reach a level which will justify speculative development in the near term.

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                                      -20-
                                                              CUSHMAN &
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                                                     ---------------------------

                               [GRAPHIC OMITTED]

                                Neighborhood Map

                                                          Office Market Analysis
================================================================================

Micro Market Survey

      The subject property is located on Emerywood Parkway, just north of the intersection of West Broad Street and Interstate 64 (I-64). Both I-64 and West Broad Street provide convenient access to the Central Business District (CBD) of Richmond about five miles southeast. I-64 also provides direct access to I-295 about six miles northwest. These interstates provide accessibility and convenience throughout the metropolitan area and provides direct access to Interstate 95, which is the main north/south artery on the east coast.

      Predominant land uses in the area consist of a mixture of commercial development, including retail centers and office buildings, single-family attached and detached, and multi-family residential developments, as well as a wide variety of highway commercial uses along the major roadways.

      The subject is located within Commerce Center, an office park comprising primarily single tenant users and owner-occupants including the Christian Children's Fund, the Baptist Board, and Crestar Operations Center. We conducted a micro-market analysis, concentrating on competing office buildings, containing a total of 317,000+/- square feet. These projects, presented on the following table, are more indicative of the subject's competition than the entire suburban market as previously examined. The competition for the subject comes from other Class A and good quality Class B office buildings in Commerce Center and the surrounding areas along West Broad Street. These buildings are generally low to mid-rise suburban office buildings, built in the 1980s, with surface or structured parking in similar settings.

      The buildings in the micro-market range in size from 43,300 to 84,681 square feet. Asking rental rates range from $15.00 to $16.50 per square foot, full service, for conventional office space. The overall vacancy indicated by the surveyed buildings was 0 to 5.0 percent, with three of the competitive projects fully occupied. Relative to its competition, the subject represents an older building in the market. It is typical in terms of quality and finishes for most of the competitive buildings and is considered to be Class A/B building in this market.

================================================================================
                             Competitive Properties
================================================================================
      Name/Location             Year Built  Total SF  Vacancy %    Quoted Rents
================================================================================
Vistas @ Brookfield               1985      70,582      5.0%     $15.50 - $16.50
5516 and 5540 Falmouth Avenue

Allstate Building                 1986      43,300        0%         $16.00
4191 Innslake Dr.

Commerce Plaza                    1981      84,681      2.0%         $15.50
2809 Emerywood Parkway

Cigna Building                    1984      46,914        0%         $15.50
4198 Cox Rd.

AT&T Building                     1985      71,490        0%     $15.00 - $15.50
4121 Cox Road
================================================================================
TOTAL                             N/A                   1.4%     $15.00 - $16.50
================================================================================

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                                                          Office Market Analysis
================================================================================

Summary

      The Northwest Quadrant is continuing its strong absorption and rental rate growth trends. Investment activity in the office market has also continued to be active. With healthy absorption in the Northwest Quadrant, the vacancy rate has remained near 6.0 percent over the past three years. Recent trends in the market include increasing rental rates, lower vacancy rates, and the potential for new speculative or build-to-suit construction.

      The subject property benefits from its location at an easily accessible intersection in western Henrico County. The neighborhood bodes well for the subject property in terms of demand generated for office space due to the excellent access and transportation arteries.

      Based on the characteristics of the neighborhood, we believe continued investment in stabilized properties is warranted. The area appears stable and improving. We project that growth will continue to be positive.

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

                                 SCHEDULE "A-I"

                                      Plat


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                                     [MAP]

            [Property Name: 2812 Emerywood Parkway, Richmond, Virginia]

                                                            PROPERTY DESCRIPTION
================================================================================

Site Description

Location:                           North side of Emerywood Parkway, west of
                                    Broad Street. The street address is 2812
                                    Emerywood Parkway, Henrico County, Virginia

Shape:                              Basically rectangular

Area:                               4.163 acres (181,340 square feet)

Frontage:                           The site has frontage along the north side
                                    of Emerywood Parkway.

Topography/Terrain:                 Basically level and at street grade.

Street Improvements

 Emerywood Parkway:                 Asphalt paved, concrete curbs and sidewalks,
                                    street lighting and storm drains. Emerywood
                                    Parkway is the main roadway through the
                                    office park.

Soil Conditions:                    We not receive or review a soil report.
                                    However, we assume that the soil's
                                    load-bearing capacity is sufficient to
                                    support the existing structures. We did not observe any evidence to the contrary during our physical inspection of the property. The tract's drainage appears to be adequate.

Utilities

    Water & Sewer:                  Henrico County
    Electricity:                    Virginia Power Company
    Telephone:                      Bell Atlantic Telephone

Access:                             Primary access is from Emerywood Parkway.

Land Use Restrictions:              We were not given a current title report to
                                    review. We do not know of any easements, encroachments, or restrictions that would adversely affect the site's use. However, we recommend a title search to determine whether any adverse conditions exist.

Flood Hazard:                       According to FEMA Community Panel No.
                                    510077-0050 B National Flood Insurance Rate
                                    Map, dated February 4, 1981, the subject property appears to be in Zone C, an area outside the 500 year flood plain where flood insurance is not required.

Wetlands:                           We were not given a Wetlands survey. If a
                                    subsequent engineering survey reveals the presence of regulated Wetlands areas, we reserve the right to amend this valuation.

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                                                            Property Description
================================================================================

Site Improvements:                  Concrete curbs and sidewalks and surface
                                    parking for 218 vehicles.

Hazardous Substances:               We were not given a Wetlands survey. If
                                    subsequent engineering data reveal the
                                    presence of regulated wetlands, it could materially affect property value. We recommend a wetlands survey by a competent engineering firm

Comments:                           Good site for office development due to
                                    location and size.

Improvements Description

      The site is improved with a two-story office building known as Commerce Center, which is located at 2812 Emerywood Parkway in Henrico County, Virginia. The improvements comprise a Class A/B office building that was constructed in 1980 and contain 56,076 square feet of net rentable area. As of the date of appraisal, the building was 100 percent occupied by a single tenant (American Home Funding). According to property management, the building recently underwent some maintenance including HVAC repairs, new thermostats, etc. at a cost of approximately $85,000. There is approximately $10.000 remaining in deferred maintenance for roof and parking lot repairs. We have deducted this amount in year one of the discounted cash flow analysis.

      We were not provided with any plans or construction specifications for this property. The following description is based on our visual inspection and discussions with the building manager. We inspected several, but not all areas of the building. We noted the finish to be good quality and in good condition, in those areas. Following are the construction details for the subject improvements based on our inspection of the property.

General Data

     Year Built:                    1980

     Building Area

        Net Rentable Area (NRA):    56,076 square feet

     Number of Stories:             2

Construction Detail

     Foundations:                   Concrete slab

     Framing:                       Steel

     Floors:                        Concrete slab

     Exterior Walls:                Brick

     Roof Structure:                Flat built-up tar and gravel

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                                                            Property Description
================================================================================

      Roof Cover:                   Insulated membrane roofing

      Windows:                      Metal frame, insulated double glaze

      Pedestrian Doors:             Double set of double glass in metal frame
                                    doors

Mechanical Detail

      Heating and Cooling:          Two rooftop compressors.

      Electrical Service:           Assumed to meet code

      Elevator Service:             The building is served by a small 2,500
                                    pound elevator.

Fire Protection:                    Sprinklered

Interior Detail

      Layout: The building is served by a central lobby/reception area with an open stairwell and two-story glass atrium. The office area comprises primarily open space, with some perimeter offices.

      Floor Covering:               Primarily carpet in the office areas and
                                    ceramic tile in the restrooms. The main
                                    lobby contains marble flooring.

      Walls:                        Painted gypsum wall board on metal studs.

      Ceilings:                     Ceilings are suspended acoustical tile.

      Lighting:                     Recessed fluorescent

      Rest Rooms:                   Each floor has a set of men's and women's
                                    restrooms.

Americans with

      Disabilities Act (ADA):       The Americans With Disabilities Act (ADA)
                                    became effective January 26, 1992. We have not made, nor are we qualified by training to make, a specific compliance survey and analysis of this property to determine whether or not it is in conformity with the various detailed requirements of the ADA. It is possible that a compliance survey and a detailed analysis of the requirements of the ADA could reveal that the property is not in compliance with one or more of the requirements of the Act. If so, this fact could have a negative effect upon the value of the property.

Hazardous Substances:               We are not aware of any potentially
                                    hazardous materials (such as formaldehyde foam insulation, asbestos insulation, radon gas emitting materials, or other

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                                                            Property Description
================================================================================

                                    potentially hazardous materials) which may be used in the construction of the improvements. If concerns exist in this area, we recommend that a professional engineer be engaged.

Other Site Improvements

     On-Site Parking:               28 surface parking spaces, or 3.9 spaces per
                                    1,000 square feet of building area

     Landscaping:                   Good, mature trees, shrubbery around the
                                    building and parking lot perimeter

Comments:                           The quality of the subject improvements is
                                    rated good. The layout and functional plan are considered good for a single tenant user. Deferred maintenance items include roof and parking lot repairs estimated by property management at $10,000. The normal life expectancy of a building of this type is 45 years. We consider the effective age to be equal to be 12 years, leaving an estimated remaining economic life of 33 years.

                                    We did not inspect the roof of the building or make a detailed inspection of the mechanical systems. The appraisers, however, are not qualified to render an opinion as to the adequacy or condition of these components. The client is urged to retain an expert in this field if detailed information is needed about the adequacy and condition of mechanical systems

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

                                               REAL ESTATE TAXES AND ASSESSMENTS
================================================================================

      The subject property is identified for real estate assessment and taxation purposes by Henrico County, Virginia as parcel 81-8-A-2. Henrico County assesses commercial property annually through a computer analysis of comparable sales. The assessed values reflect full market value. Every two to five years, the County will physically inspect each property. Present rules do not call for automatic reassessment upon sale or transfer of ownership. The assessments and tax bills are based on a calendar year basis. The subject property was last assessed in January 1995.

Tax Rates

         The 1997 tax rate for Henrico County is $0.94 per $100 of assessed value. The following chart depicts a four-year prior history:

================================================================================
                      Tax Rate Per $100 of Assessed Value
================================================================================
  Taxing Authority      1993        1994        1995        1996        1997
                      Tax Rate    Tax Rate    Tax Rate    Tax Rate    Tax Rate
================================================================================
Henrico County          $0.98       $0.98       $0.98       $0.96       $0.94
================================================================================

      Between 1980 and 1995, the tax rate for Henrico County remained unchanged at $0.98 per $100 of assessed value. As depicted, the 1996 and 1997 rates decreased slightly to $0.96 and $0.94 per $100 of assessed value, respectively. Tax rates tend to increase or decrease based upon the combined influences of changes in property values and increasing governmental budgetary needs as the jurisdiction tries to maintain a pace with inflationary pressures. Over the long term the county tax rates show an upward trend and we would expect tax rates to increase in incremental bumps. Given the relative flatness of tax rates over the past decade, we anticipate future increases in the tax rate to be minimal.

Tax Assessment

      The subject's 1997 full cash value and subsequent assessment is outlined in the following table.

================================================================================
                                 Commerce Center
                         Full Cash Value and Assessment
================================================================================
              Land Value                                 $498,700
              Improvement Value                        $3,765,900
                                                       ----------
              Total Value                              $4,264,600
              Taxable Assessment                       $4,264,600
              Tax Rate                                  x    .094
                                                       ----------
              Taxes Due                                $40,087.24
================================================================================

Ad Valorem Tax Conclusions

      As developed above, the net tax associated with the subject property is $40,087, or $0.72 per square foot. To measure whether the property's taxes are market oriented, we analyzed the tax liabilities of comparable properties in the area, as summarized on the following table.

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                                               Real Estate Taxes and Assessments
================================================================================

================================================================================
                           Real Estate Tax Comparables
                              Innsbrook Office Park
================================================================================
    Building              Size (SF)      Yr Built      R.E.      R.E. Taxes (SF)
                                                      Taxes
================================================================================
The Colonade                65,758         1986       $53,035        $0.81
4050 Innslake Drive

AETNA Building             101,293         1990       $76,982        $0.76
4701 Cox Road

Liberty Mutual Building     58,325         1990       $50,112        $0.86
4101 Cox Road

Allstate Building           43,300         1986       $34,158        $0.79
4191 Innslake Drive
================================================================================

      The real estate taxes of comparable office buildings range from $0.76 to $0.86 per square foot. The subject property's 1997 actual taxes of $0.72 per square foot is slightly lower than the range indicated by the comparable properties; however, the subject property is slightly older than these projects.

      The full cash value for the subject property is 33 percent lower than our value conclusion. Because present assessment rules do not call for automatic reassessment upon sale or transfer of ownership, and the tax rate has remained relatively flat over the past decade, we have not forecast a substantial increase in real estate taxes in our analysis of the property. Overall, we are projecting growth in real estate taxes consistent with inflationary expectations, or about 3.5 percent per year.

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                                                                          ZONING
================================================================================

      The subject property is zoned M-1, a light industrial zoning district of Henrico County, Virginia. The purpose of this zoning classifications is to provide areas for industrial and manufacturing uses. A wide range of uses are permitted including manufacturing, fabricating, processing, wholesale distribution and warehousing facilities, as well as office and retail. The Henrico Zoning Ordinance is pyramidal with respect to business, industrial and office zones and essentially, most use allowed in the business and office zone is permitted in the M-1 district. The following restrictions apply:

        Minimum Lot Area:                None Specified

        Minimum Lot Width:               None Specified

        Maximum Height:                  45 Feet

        Minimum Setbacks:

              Front:                     25 Feet

              Side:                      None, Unless adjacent to a residential
                                         district then 25 feet

              Rear:                      30 Feet

        Off-Street Parking:              One space for every 250 square
                                         feet of floor area. Given the gross
                                         building area of 56,076 square feet, a
                                         total of 224 parking spaces are
                                         required.

      We are not experts in the interpretation of complex zoning ordinances, but the building appears to conform to current parking requirements. The subject site has 218 surface parking spaces, which is below the minimum required. As the building went through the approval process at the time of construction, we assume that the parking variance was approved and that it is a legal, non-conforming use. The formal determination of compliance is beyond the scope of a real estate appraisal.

      To the best of our knowledge, there are no known deed restrictions (private or public) which would further limit the use of the subject property. This statement should not be taken as a guarantee or warranty that no such restrictions exist. Deed restrictions are a legal matter and only a title examination by an attorney would normally uncover such restrictive covenants. Thus, an examination by a title attorney is recommended on the subject property if any questions regarding such restrictions arise.

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                                                            HIGHEST AND BEST USE
================================================================================

      According to the Dictionary of Real Estate Appraisal, Third Edition
(1993), a publication of the Appraisal Institute , the highest and best use of real property is defined as:

        The reasonably probable and legal use of vacant land or an improved property, which is physically possible, appropriately supported, financially feasible, and that results in the highest value. The four criteria the highest and best use must meet are legal permissibility, physical possibility, financial feasibility, and maximum profitability.

      We evaluated the sites' highest and best use as if vacant. In this case, the highest and best use must meet the aforementioned criteria. The use must be
(1) legally permissible, (2) physically possible. (3) financially feasible, and
(4) maximally productive.

Highest and Best Use, As If Vacant

      The first test concerns permitted uses. According to our understanding of the zoning ordinance noted earlier in this report, the site could be developed with general office and financial institutions uses. Residential, retail and industrial uses are not permitted.

      The second test is what is physically possible. As discussed in the Property Description section, the site's shape, soil, available utilities, topography, etc. do not physically limit its use given its suburban location. Additionally, we know of no easements which adversely impact the property. Thus, the site has no physical limiting conditions, other than size, to restrict its development.

      The third and fourth tests are, respectively, what is feasible and what will produce the highest net return. After determining those uses which are physically possible and legally permissible, the remaining uses must be analyzed in light of their financial feasibility. That is, for a potential use to be seriously considered, it must have the potential to provide a sufficient return to attract investment capital from alternative forms of investments.

      The subject lies in the midst of office development. Additional office use would be logical and consistent with surrounding uses. Other successful office developments have been developed in the area, leading to the conclusion that another similar use may also succeed. With the site's good access and excellent location within the Northwest Quadrant office market, prospective tenants would likely be interested in this location. Accordingly, we conclude that the highest and best use of the subject would be to develop an office building.

      Although the office market in which the subject competes is showing improvement in vacancy and rental rates, the rent level is still insufficient to support the cost of new speculative construction. Currently, with the exception of the pre-leased office space, there are no speculative buildings underway in the subject neighborhood. Furthermore, this has been the case for the past five years. This attests to the limited feasibility of new construction in the subject market, however, as rental rates continue to increase, new construction is anticipated to be feasible in the near future. A recent survey by the Morton
G. Thalhimer brokerage firm indicated that new speculative construction may be seen in the market within one to two years.

      Based on the foregoing, development of the site, as if vacant, with a speculative office building appears unlikely at the present time. Nevertheless, there are a number of larger

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                                                            Highest and Best Use
================================================================================

tenants in the marketplace and a distinct lack of large availabilities. Therefore, development of the site on a build-to-suit basis could begin soon.

As Improved

      According to the Dictionary of Real Estate Appraisal, highest and best use of the property as improved is defined as:

      The use that should be made of a property as it exists. An existing property should be renovated or retained as is so long as it continues to contribute to the total market value of the property, or until the return from a new improvement would more than offset the cost of demolishing the existing building and constructing a new one.

      The highest and best use "as vacant" and "as improved" must be compatible. If the site value as though vacant is greater than the property as improved (less demolition cost), then existing improvements have no value. Sometimes, however, existing improvements have interim use value. If the highest and best use of the site as though vacant is holding for future development, then the improvements might make a short term contribution to property value.

      As noted in the Property Description section of this report, the subject site is improved with a two-story buildings totaling 56,076 net rentable square feet. Completed in 1980, the improvements are functional in design for a single tenant user and are of good quality when compared to suburban office developments in Henrico County. The building is currently 100 percent occupied by a single tenant.

      The data within the Office Market Analysis section revealed that the submarket in which the subject competes has a vacancy rate of less than five percent and steadily increasing rents. As improved, the subject is capable of providing an adequate return to the land both on an intermediate and long-term basis. This conclusion is supported by the data and analysis presented in the balance of this report. This premise is obviously contingent upon property management utilizing a course of action which will be conducive to maximizing occupancy and rent levels. For these reasons, it is our opinion that the highest and best use of this site, as improved, is for continued use as a single-tenant office project.

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                                                               VALUATION PROCESS
================================================================================

      Appraisers typically use three approaches in valuing improved property. These include the Cost Approach, the Sales Comparison Approach and the Income Approach. The type and age of the property and the quantity and quality of data affect the applicability of each approach in a specific appraisal situation. The strengths and weaknesses of each approach utilized are weighed in the final analysis with the approach or approaches offering the greatest quantity and quality of supporting data given most consideration in the final analysis. In this appraisal, we have used the Sales Comparison Approach and the Income Capitalization Approach to develop a market value estimate. In addition, we have provided a replacement cost estimate in the Addenda.

      The Cost Approach was not performed for the following reasons:

      o As discussed in the Highest and Best Use section, new construction is not feasible in the subject market at the present time. Consequently, some external/economic obsolescence is inherent in the reproduction/replacement cost new of the subject improvements. Quantifying this form of obsolescence is highly subjective and very theoretical. As a result, the reliability of this approach becomes very suspect under these circumstances.

      o The investment marketplace does not typically trade buildings such as the subject on a cost/value basis.

      o The value being sought is the leased fee estate, whereas the Cost Approach normally depicts the fee simple estate. Therefore, the interest being appraised cannot be reflected by the Cost Approach in its traditional form.

      o Market participants do not typically use this approach as a determinant of value but rather as a reasonableness test that they are paying less than replacement cost. While not justification in itself to omit the approach, it does underscore its overall lack of relevance in the market place.

      o This approach is more relevant for new construction or where sufficient information is available to reasonably estimate the replacement cost new of the improvements and land,

      o The subjectivity of accurately estimating accrued depreciation of the existing improvements significantly limits the reliability of this approach.

      In the Sales Comparison Approach, we performed the following steps:

      o    Searched the market for recent office building sales;

      o Analyzed those sales on the basis of the sales price per square foot (net rentable area); and

      o Correlated the various value indications into a point value estimate from within the range.

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                                                               Valuation Process
================================================================================

      In developing the Income Capitalization Approach, we:

      o Studied rents in effect in the immediate and competing areas to estimate potential rental income at market levels for office, and industrial uses.

      o Studied the recent history of operating expenses at the subject property and competing properties to estimate an appropriate level of stabilized expenses and reserves for replacement.

      o Estimated net operating income by subtracting stabilized expenses from potential gross income after deduction for vacancy and collection loss. Prepared a discounted cash flow analysis in which the estimated income and expenses over a projected holding period, and the estimated property value at the time of reversion, are discounted at an appropriate rate to estimate present market value.

      In estimating the final value, we performed the following:

      o Reviewed and re-examined each of the approaches to value which were employed.

      o Considered the type and reliability of the data used and applicability of each approach.

      o    Reconciled the approaches to a final value conclusion.

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                                Comparable Sales

                                                       SALES COMPARISON APPROACH
================================================================================

Methodology

      Inherent in the Sales Comparison Approach is the principle of substitution, which holds that when a property is replaceable in the market, its value tends to be set at the cost of acquiring an equally desirable substitute property, assuming that no costly delay is encountered in making the substitution. We have compared the subject property to several relevant property sales.

      By analyzing sales which qualify as arm's-length transactions between willing and knowledgeable buyers and sellers, we can identify value and price trends. Comparability in physical, locational and economic characteristics are important criteria when selecting the sales for comparison with the subject property. The basic steps involved in the application of this approach are as follows:

      (1) researching recent, relevant property sales and current offerings throughout the competitive area;

      (2) selecting and analyzing those properties considered most similar to the subject, considering changes in economic conditions that may have occurred between the sale date and the date of value, and other physical, functional or locational factors;

      (3) identifying the sales which include favorable financing and calculate the cash equivalent price;

      (4) reducing the sale prices to common units of comparison, such as price per square foot of building area (in this net rentable area);

      (5) making appropriate adjustment between the comparable properties and the property appraised; and

      (6) interpreting the adjusted results and drawing a logical value conclusion.

      In this instance, the sale prices inherent in the comparables were reduced to those common units of comparison that can be used to analyze improved properties that are similar to the subject. Considering the available units of comparison, one of the most important benchmarks used by buyers and sellers of office building is price per square foot of net rentable area (NRA).

      The following summary chart includes recent transactions of suburban office buildings from which price trends can be identified for the extraction of value parameters. The complete survey results on each property appear in detain in the Addenda of the report.

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                                                       Sales Comparison Approach
================================================================================

                                 Commerce Center
                             2812 Emerywood Parkway
                            Henrico County, Virginia

                            Summary of Building Sales

======================================================================================================================
                                                                  Net                  Cash      Sale Price    Overall
  Sale                                              Year Built  Rentable    Percent  Equivalent    Per SF       Rate
   No.   Name/Location                   Sale Date   Renovated  Area (SF)  Occupied  Sale Price     (NRA)
======================================================================================================================
   1     Vistas at Brookfield             May 1997     1985      70,582       95%     $5,840,000    $82.74     10.66%
         5516 and 5540 Falmouth Street
         Richmond, Virginia
----------------------------------------------------------------------------------------------------------------------
   2     Liberty Mutual Building          Dec 1996     1990      58,184       95%     $6,000,000   $103.12     10.83%
         4101 Cox Road
         Innsbrook, Virginia
----------------------------------------------------------------------------------------------------------------------
   3     Aetna Building                  June 1996     1990     100,178       99%    $10,750,000   $107.31     10.20%
         4701 Cox Road
         Innsbrook, Virginia
----------------------------------------------------------------------------------------------------------------------
   4     Capitol One                      Feb 1996     1996     108,000      100%    $10,914,000   $101.06     10.26%
         4881 Cox Road
         Innsbrook, Virginia
----------------------------------------------------------------------------------------------------------------------
  Subj   Commerce Center                   Date of     1980      56,076      100%        --          --          --
         Henrico County, Virginia           Value
======================================================================================================================

================================================================================


                                      -35-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Sales Price Per Square Foot Analysis

      The four comparables indicate sales prices ranging from $82.74 to $107.31 per square foot of net rentable area. The prices per square foot have been influenced by differences in construction quality, condition of the premises, character of the tenancy, and location. Nevertheless, it is important to address each property in terms of the conventional sequence of adjustments. Following are those considerations which are relevant to the subject. The first three elements must be considered in advance of applying any other compensating factors to derive value conclusions via the sales price per square foot methodology. These same three factors must also be addressed before the selection of an effective gross income multiplier.

      Property Rights Conveyed

      As shown in the summary table, all of the comparables are encumbered by existing leases; therefore, the leased fee estate was conveyed in each case. Consequently, no adjustments are warranted for differences in property rights conveyed.

      Seller Financing/Cash Equivalency

      All of the comparables were sold on the basis of cash to the seller or cash equivalent financing. Thus, we have made no adjustments to the comparables for seller financing.

      Conditions of Sale

      We identified no special motivational conditions concerning the comparables; therefore, no adjustments for conditions of sale were made.

      Date of Sale

      As shown in the summary table, the transactions occurred between September 1995 and May 1997. As indicated in the Office Market Analysis section, the suburban Richmond office market, as well as the Innsbrook submarket, has strengthened over the past year, with declining vacancy and increasing rents. With the exception of Sale I-1, which occurred in May 1997, all of the sales require upward adjustments for the date of sale to reflect the improved market conditions.

      Other

      Most of the additional considerations for the comparables involve locational issues, design and quality elements, and economic factors. It is noted that the subject property is 100 percent leased to a single tenant through the year 2003 at a rental rate of $9.85 per square foot, modified full service. The tenant pays increases in real estate taxes and operating expenses over the base year; however, they pay for their own janitorial and utilities separately. In the following discussion, we compare each of the improved sales to the subject property and conclude if the comparable is similar, inferior or superior.

      Comparable I-1, Vistas at Brookfield, is located immediately east of the subject in the Brookfield Office Park. The buildings were constructed in 1985 and are slightly newer than the subject. A broker familiar with the sale indicated that this building has high expenses caused by an inefficient floorplate. At the time of sale, the building was 95 percent leased to various tenants, with limited rollover over the next two years. Existing leases range from $15.50 to $16.50 per square foot. This property is considered similar to the subject from a locational standpoint, and slightly inferior from an economic (occupancy) standpoint. Although the building represents newer construction than the subject, it is considered inferior from a

================================================================================


                                      -36-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

physical standpoint due to the inefficient floorplates. Overall, we have labeled the sale of this building as inferior to the subject.

      Comparable I-2, the Liberty Mutual Building, is located east of the subject within the Innsbrook Office Park at 4101 Cox Road. Innsbrook is considered the premier office location in Henrico County due to the vast amount of amenities offered, as well as the excellent transportation network. Thus, this property is considered superior to the subject from a locational standpoint. Constructed in 1990, the building is superior to the subject in terms of age/condition. At the time of sale, the property was 100 percent occupied by five tenants. This sale is considered superior to the subject from a locational and physical standpoint, similar from an economic (occupancy) standpoint and inferior in date of sale. Overall, this comparable is ranked superior to the subject.

      Comparable I-3, the Aetna Building, is also located in Innsbrook and is considered superior in location. Constructed in 1990, the building is superior to the subject from a physical standpoint. At the time of sale, the property was 99 percent leased, with the most recent rents at $16.00 to $16.50 per square foot. Aetna, the lead tenant, downsized and vacated 56,000 square feet or 56 percent of the building. The purchaser considered the loss of Aetna as a lead tenant a minimal risk given the low vacancy in Innsbrook. This sale is considered superior to the subject from a locational and physical standpoint, similar from an economic (occupancy) standpoint and inferior in date of sale. The overall rating is considered superior.

      Comparable I-4, Capitol One Customer Service Center, is located within the Innsbrook Office Park at 4881 Cox Road. The building was constructed in 1996 and considered superior to the subject in terms of age/condition. The property was a build-to-suit for which a purchase option was exercised upon completion of construction. At the time of sale, the building was 100 percent leased to the lead tenant at $10.91 per square foot, triple net. This property is considered superior to the subject from a locational and physical standpoint, similar in terms of occupancy, and inferior in date of sale. Although the building represents newer construction than the subject, this sale is rated only slightly superior to the subject given its older sale date and the similar market rent of the existing tenant.

      The following chart summarizes how each sale compares to the subject property from a physical, locational and economic standpoint.

================================================================================
                            Improved Sales Comparison
================================================================================
                                              Overall Rating
                          Sale Price           Relative to
            No.            Per SF              the Subject
================================================================================
            I-1             $82.74              Inferior
            I-2            $103.12              Superior
            I-3            $107.31              Superior
            I-4            $101.06           Slightly Superior
================================================================================

      Because of the multiple differences inherent in office properties with respect to quality and design, location, and economics, not to mention the quality of the tenant base, mathematical adjustments for the reasoning noted above would be extremely difficult, at best.

================================================================================


                                      -37-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                       Sales Comparison Approach
================================================================================

      Comparable I-1, with a sale price of $82.74 per square foot, is considered inferior to the subject, while Comparables I-2 through I-4, with sale prices of $101.06 to $107.31 per square foot, are considered superior. Thus, the subject's value should most likely fall within the range of $82.74 and $101.06 per square foot, and probably nearer the high end of the range because it is considered only slightly inferior to Sale I-4 at $101.06 per square foot.

      Based on the information presented, we have concluded at a value range for the subject of $97 to $99 per net rentable square foot. When applied to the net rentable area, our estimated value range by the sales price per square foot method is presented as follows:

================================================================================
                    Sales Price Per Square Foot Unit Analysis
================================================================================
 56,076 SF            x             $97/SF             =           $5,439,372
 56,076 SF            x             $99/SF             =           $5,551,524
================================================================================
                                              Concluded to:        $5,500,000
================================================================================

================================================================================


                                      -38-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 INCOME APPROACH
================================================================================

Methodology

      The income approach is a method of converting the anticipated economic benefits of owning property into a value estimate through capitalization. The principle of anticipation underlies this approach in that investors recognize the relationship between an asset's income and its value. In order to value the anticipated economic benefits of a particular property, potential income and expenses must be estimated, and the most appropriate capitalization method must be selected.

      The two most common methods of converting net income into value are direct capitalization and discounted cash flow analysis. In direct capitalization, net operating income is divided by an overall rate extracted from market sales to indicate a value. In the discounted cash flow method, anticipated future net income streams and a reversionary value are discounted to an estimate of net present value at a chosen yield rate (internal rate of return).

      The direct capitalization method is an effective technique when stable conditions exist both in the marketplace and for the property; however, when market conditions are either changing or likely to change in a fairly dramatic manner over time, direct capitalization becomes a difficult technique to administer.

      As previously discussed, the subject is located in a strengthening market, with increasing rents and declining vacancy. It is our opinion that the discounted cash flow method affords the most realistic method of reflecting investor expectations of the current period, as well as the projected continued office market recovery. For this reason, it is our opinion that the discounted cash flow method is also appropriate method in the valuation of the subject property. As such, the direct capitalization method will not be used in this analysis but at the conclusion of the income approach, we will analyze the resulting overall capitalization rate derived from the discounted cash flow analysis as a check for reasonableness.

      Following is an analysis of the current market rental rates, existing leases in place, other revenue, vacancy and collection loss projections, and historical/future operating and fixed expenses for the subject property.

Potential Gross Income

      Summary of Existing Leases

      The object of this appraisal is to estimate the value of the leased fee estate in the subject property. Accordingly, consideration must be given to the leases in place at the time of appraised valuation. The actual leases for the subject's tenants are incorporated in the following discounted cash flow analysis. We utilize Pro-Ject +plus, a software program designed to analysis multi-tenant properties, in this analysis and several of the computer generated reports are included in the Addenda.

      The subject is 100 percent leased to a single tenant (American Home Funding) at rental rate of $9.85 per square foot, modified full service. The tenant pays increases in real estate taxes and operating expenses over a base of $1.22 per square foot; however, they pay their own janitorial and utilities expenses.

================================================================================


                                      -39-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Assumptions Regarding the Existing Leases

      Information provided by management indicates that the tenant is not in default of their lease. We assume that the existing tenant will continue to pay rent under the terms of their lease obligations. We address renewal probability in the Vacancy and Collection Loss section.

Lease Expirations

      In our analysis, consideration is also given to lease expiration schedule. The timing of lease expiration is an important element and a prospective buyer would attempt to assess the risk relative to upcoming turnover. For example, a large lease expiring in the near future would indicate the possibility of a significant drop in income and consequently a higher risk factor might be appropriate.

      The subject is 100 percent leased to a single tenant until the year 2003, or year five of the projection period. Thus, expirations are considered to be a significant factor in the analysis of the subject.

Market Rental Rate

       Market rent for the property has been estimated by analyzing comparable leases exhibited on the summary chart on the following page.

      Prior to adjustment, the comparables reflect a rental range of $10.50 per square foot, triple net, and $15.00 to $16.25 per square foot, full service, for larger leases in excess of 20,000 square feet. After adjustment for rent concessions, the range was unchanged. The newer buildings (Rentals R-1 and R-2) constructed in 1996 indicate rents of $15.25 to $16.25 per square foot. The subject property represents older construction than these rentals and thus, should achieve a lower rent, Rental R-4, which was built in 1985 had a rent of $15.00 per square foot.

      There are few concessions being granted in today's market. None of the rentals included above standard tenant improvement allowances. Allowances ranged from $8.00 to $12.00 per square foot for new and second generation space. Annual rent escalations were generally 3.0 to 4.0 percent per year. Lease terms ranged from five to ten years.

      As shown in the Micro Market summary table presented in the Market Analysis section of the report, asking rents at competing properties are in the range of $15.00 to $16.50 per square foot. Thus, it appears that actual lease rates are within the range of asking levels.

      Recent leases within the market include few concessions, either in the form of free rent or above standard tenant improvement allowances. Most brokers interviewed were of the opinion that rental concessions were not being granted.

      Several brokers indicated that the market has continued to improve over the last 12 to 24 months, with rents increasing and concessions remaining almost non-existent. In the view of many, the leasing market has generally reached stabilization and delivery of new office buildings to the market will be the primary influence on rental rate and occupancy trends. In keeping with these observations, we have assumed that market rent will increase at an average rate of 3.5 percent per annum through the projection period.

================================================================================


                                      -40-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

================================================================================
                            COMPARABLE OFFICE RENTALS
================================================================================
                                                              Minimum  Effective
Comp                            Lease             Lease Size   Rent      Rent
No.    Building Name/Address    Date    Yr Built    (SF)      ($/SF)    ($/SF)
================================================================================
 1   Virginia Mutual Building   1996      1996     20,000     $16.25    $16.25
     Innsbrook, Henrico County

 2   Lakebrooke Pointe          Nov-95    1996     20,835     $15.25    $15.25
     Innsbrook, Henrico County

 3   Saxon Mortgage             Aug-95    N/A      50,000     $l0.50    $10.50
     Innsbrook, Henrico County

 4   Boulders Office Park        1995     1985     63,000     $15.00    $15.00
     Chesterfield County
     ===========================================================================
              Totals                              153,835     $14.25
     ===========================================================================

=============================================================================================
                            COMPARABLE OFFICE RENTALS
=============================================================================================
                                         Expense                                  Tenant
Comp                           Term       Stop        Annual                   Improvement
No.    Building Name/Address   (Yrs)     ($/SF)     Escalations  Concessions   Allowance (SF)
=============================================================================================
 1   Virginia Mutual Building    5      Base Year       4.00%        None         $8.00
     Innsbrook, Henrico County

 2   Lakebrooke Pointe           7      Base Year       3.0%         None        $10.50
     Innsbrook, Henrico County

 3   Saxon Mortgage             10     Triple Net       3.0%         None        $12.00
     Innsbrook, Henrico County

 4   Boulders Office Park       10    $4.85 sf stop     3.0%          N/A          N/A
     Chesterfield County

     ========================================================================================
              Totals             8       Varies      3.0% - 4.0%     None     $8.00 - $12.00
     ========================================================================================

                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      As discussed in the Office Market Analysis section, rent spikes are not anticipated to occur in the minds of market participants due primarily to the large amounts of vacant land available for development. Investors surveyed indicated that rent spikes were highly speculative and generally not incorporated into their purchase decisions. Although many investors felt that rental rates may in fact grow at a rate greater than inflation over the short term, they are unwilling to make this assumption in their investment projections. Although it is not inconceivable that rent spikes could occur, we believe the prudent approach at this stage is level rent growth. Finally, free rent and tenant workletter concessions will remain consistent with current levels.

      The subject's existing lease at $9.85 per square foot appears to be below the rents for new leases in the market of $15.00 to $16.25 per square foot. In our opinion, market rents for space within the subject property will be $15.00 per square foot, recognizing that some leasing will be done above and below this rate.

      The above estimated market rents assume the following concession package.

================================================================================
                        Free Rent                     Tenant Improvements
================================================================================
New Leases        1997          0 months     1997                         $8.00
                  Thereafter    0 months     Growing Thereafter at 3.5%
--------------------------------------------------------------------------------
Renewing Leases   1997          0 months     1997                         $4.00
                  Thereafter    0 months     Growing Thereafter at 3.5%
================================================================================

Assumptions Regarding Existing and Proposed Leases

      Our analysis specifically assumes that all of the existing tenants will remain in the property and continue to pay rent under the terms of their leases. Information provided by management indicates that the tenant is not currently in default. The tenant appears to be stable and management has indicated that defaults are not anticipated.

      Given the low vacancy for Class A/B space within the market, the lack of large blocks of contiguous space currently available, as well as the lack of new speculative construction, we have projected a 65 percent renewal probability for the property.

      An examination of the comparable leases shows typical lease terms of five to ten years, with most at ten years. Accordingly, we have assumed ten year terms for speculative tenants, which is typical of a large single tenant property, especially given the lack of large blocks of contiguous space availability.

      Vacancy between leases includes the period of actual downtime and the construction period to build-out tenant spaces. Consistent with our experience, we have assumed a stabilized vacancy and construction period of nine months. We acknowledge that current time between tenants may be shorter, though a long term trend may reflect fluctuations. Vacancy between leases is weighted for the 35 renewal probability, resulting in an effective downtime of three months (rounded) upon each lease expiration. On a ten year average lease term, this equates to 2.4 percent average physical vacancy (downtime of 3 months divided by the downtime plus the 120 month average lease term).

================================================================================


                                      -42-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Reimbursable Expenses (Escalations)

As previously discussed, American Home Funding is responsible for their pro-rata share of operating expenses (including real estate taxes) over a base year amount of $1.22 per square foot. In addition, they pays their own janitorial and utility expenses separately.

      Prior market performance has indicated that landlords were unable to receive any reimbursement from tenants. However, as the market has strengthened in recent months, expense recovery by the landlord have been market oriented, with tenants responsible for the increase in all operating expenses over the base year of occupancy. We have assumed that future leases at the subject property will be on a full service basis with tenants responsible for the increase in all operating expenses over the base calendar year amount.

Vacancy and Collection Loss

      Our cash flow projection assumes a tenant vacancy of nine months upon each lease expiration set against our probability of renewal estimated at 65 percent, in addition to a global credit loss provision applied to the gross rental income. The global credit loss provision is applied to the gross rental income and is estimated at 2.0 percent throughout the holding period. Our renewal probability is based on the lack of large blocks of space available within the market and the lack of new speculative construction.

      Based on the subject's weighted average downtime between leases, the overall average occupancy rate of the subject property over the 10 year holding period is 97.5 percent. Including our overall credit loss allowance estimated at
2.0 percent, the implied overall vacancy and credit loss factor for the subject property is 4.5 percent, which is in-line with our estimated vacancy and collection loss of 4.5 percent.

Operating Expenses

      We based our estimate of operating expenses for the subject on a review of the actual 1994 through 1996 expenses, as well as the 1997 budget. This data was compared with expense comparables at similar suburban office buildings as well as industry studies. In addition, we have consulted Cushman & Wakefield's Management Services staff for further support. The Historical and Budget Operating Statements for the subject property provided by property management can be found in the Addenda.

      We have analyzed each item of expense individually and attempted to project what the typical investor would consider reasonable. Increases in the expenses during subsequent years are projected at 3.5 percent per annum. Based on historical CPI trends, we conclude that our selected growth rate reflects an overall inflationary rate over the long term. The forecast of growth rates in all categories of expenses reflect typical investor expectations as noted in the Cushman & Wakefield Investor Survey, a copy of which is in the Addenda. Except where noted, our forecasted growth rate for the various expense categories generally does not attempt to reflect growth rates for any individual year, but rather the long term trend over the projected holding period.

================================================================================


                                      -43-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      Real Estate Taxes

      Real estate taxes are based on the actual assessment and tax rate reported in the Real Estate Taxes and Assessment section. The Year One real estate taxes are equal to $40,087, or $0.72 per square foot of net rentable area.

      Operating Expenses

      Operating expenses include repairs and maintenance, service contracts, insurance, etc. The building's actual cost has increased from $0.72 in 1994 to $0.95 per square foot in 1996. The 1997 budgeted expense is $0.96 per square foot. Typical charges at similar building are in the $3.50 to $3.80 per square foot range; however, as previously discussed, the tenant pays their own janitorial and utility expenses separately; accounting for the lower expense. We have estimated this expense consistent with the 1997 budget, or $0.96 per square foot.

      General & Administrative

      These expenses are directly connected to the administration of the building, including office payroll, general office expense, advertising and other miscellaneous expenses. The building's actual cost increased from $0.01 in 1994 to $0.09 per square foot in 1996. The 1997 budgeted expense is substantially higher at $0.38 per square foot. A review of the budget indicated that the large increase was attributable to property management and maintenance salaries. The subject's 1997 budgeted expense in in-line with expenses at similar projects; thus, we have estimated this expense consistent with the budget, or $0.38 per square foot.

      Management Fees

      This expense represents the fee for management responsibilities, whether provided by an outside company or ownership. This includes rent collection, property supervision and budget preparation. Cushman. & Wakefield Property Management personnel reported that typical management agreements range from 2.5 to 3.0 percent of effective gross income. The current management fee charged at the subject is 3.0 percent of effective gross income. It is our opinion that this rate is reflective of market parameters and as such, a management fee equal to 3.0 percent of effective gross income is estimated for the subject.

      Leasing Commissions

      New leases will require a leasing commission equivalent to 4.0 percent of total rental income and 2.0 percent on renewal leases. The new lease commission rate reflects the fact that a landlord will typically be charged a commission of 3.0 to 4.0 percent by the tenant's agent and 2.0 to 3.0 percent by the landlord's agent. Upon renewal, landlords resist paying leasing commissions, but typically pay a portion of the full commission rate or a partial fee to the management company for its assistance in working with the tenant. This expense item is not passed through to the tenant. The probability factor is used for speculative renewals.

      Tenant Improvements/Finish

      The tenant improvement allowance was previously discussed and is projected to be $8.00 per square foot for new tenants and $4.00 per square foot for renewals. This expense is also not passed through to the tenants. The probability factor applies to

================================================================================


                                      -44-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      speculative renewals. Tenant improvements/finish costs are projected to increase at the rate of 3.5 percent per year through the projection period.

      Capital Replacements/Reserves

      Reserves for replacements should be (though as a practical matter, they may not be) set aside to accumulate an amount sufficient to replace and/or repair certain major building components, i.e., roof, HVAC system, etc. during the period under analysis. Taking into consideration the subject's age, we have estimated capital reserves of $0.25 per net rentable square foot for Year One, increasing by 3.5 percent per year throughout our analysis. As previously indicated, we deducted $10,000 in year one of the cash flow for deferred maintenance.

      Our projected expenses are predicated on the assumption that the property will be prudently managed, while maintaining the improvements at a competitive level to preserve value. The preceding cumulative annual operating expense estimate for fiscal year 1998 equates to $134,885 or $2.41 per square foot of gross leasable area, excluding capital replacements, tenant alterations and leasing commissions. The growth rates incorporated in our projections result in a 4.02 percent annual compound growth rate over the holding period, which is higher than our projection of 3.5 percent because of the increase in management fees, which is a function of revenue.

Discounted Cash Flow Analysis

      In the discounted cash flow analysis, we employed the PRO-JECT+ plus software which allowed us to simulate the operating characteristics of the property and to make a variety of operating assumptions. We attempted to reflect the most likely investment assumptions of typical buyers and sellers in this particular market segment. We used the following figures and assumptions in the computer model.

      Years in Forecast:                       11

      Holding Period:                          10

      Starting Date:                           July 1, 1997

      Market Rental Rate (Year 1)              $15.00 per SF, Full Service

      Miscellaneous Income:                    N/A

      Growth in Market Rental Rate:            3.5% percent

      Expense and Tax Pass-Throughs:           The tenant pay increases in
                                               operating expenses over $1.22
                                               per square foot plus janitorial
                                               and utility expenses separately.

      Expense Growth Rate:                     3.5% per annum

      Consumer Price Index:                    3.5% per annum


                                      -45-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
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                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      Free Rent:                                   None

      Lease Term (Typical):                        10 years

      Renewal Probability:                         65%

      Tenant Improvements - New Leases             $8.00 per SF

      Tenant Improvements - Renewing Leases        $4.00 per SF

      Leasing Commissions:                         4% new leases; 2% for
                                                   renewals. All payable in year
                                                   1 of the lease.

      Vacancy Between Leases:                      9 months (prior to renewal
                                                   probability of 65%; effective
                                                   vacancy is 3 months

      Credit Loss:                                 2.0%

      Reversion Cap Rate:                          10.5% (applied to net
                                                   operating income).

      Reversion Selling Expenses:                  3% (includes brokerage, legal
                                                   fees and estimated transfer
                                                   taxes).

      Discount Rate (IRR):                         12.0% (see Discount Rate
                                                   Analysis).

Cash Flow Projection

      On the following page is our 11 year cash flow projections which include our 10 year holding period and 11th year reversion. The cash flow reflects the results of the PRO-JECT+ plus projection.

================================================================================


                                      -46-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                 Commerce Center
                             2812 Emerywood Parkway
                            Henrico County, Virginia

                               Cash Flow Analysis

=========================================================================================================
                           Fiscal Year  Fiscal Year  Fiscal Year  Fiscal Year  Fiscal Year  Fiscal Year
                                  1998         1999         2000         2001         2002         2003
=========================================================================================================
REVENUE FROM OPERATIONS
 Rental Income                $552,349     $552,349     $552,349     $552,349     $552,349     $454,397
 Total Recoveries              $66,472      $70,680      $75,035      $79,543      $84,208      $58,643
 Less: Credit Loss            ($12,376)    ($12,461)    ($12,548)    ($12,638)    ($12,731)    ($10,261)
                          -------------------------------------------------------------------------------
 Effective Gross income       $606,445     $610,568     $614,836     $619,254     $623,826     $502,779

EXPENSES
 Real Estate Taxes             $40,672      $42,095      $43,568      $45,093      $46,672      $48,305
 Operating Expenses            $54,251      $56,150      $58,115      $60,149      $62,254      $64,433
 General & Administrative      $21,769      $22,531      $23,319      $24,136      $24,980      $25,855
 Management                    $18,193      $18,317      $18,445      $18,578      $18,715      $15,083
                          -------------------------------------------------------------------------------
TOTAL EXPENSES                $134,885     $139,093     $143,447     $147,956     $152,621     $153,676

                          ===============================================================================
Net Operating Income          $471,560     $471,475     $471,389     $471,298     $471,205     $349,103
                          ===============================================================================

 Commissions                        $0           $0           $0           $0           $0     $391,161
 Capital Reserves              $14,019      $14,510      $15,018      $15,543      $16,087      $16,650
 Deferred Maintenance          $10,000           $0           $0           $0           $0           $0
 Alterations                        $0           $0           $0           $0           $0     $372,231
                          -------------------------------------------------------------------------------
                              $447,541     $456,965     $456,371     $455,755     $455,118    ($430,939)
=========================================================================================================

============================================================================================
                           Fiscal Year  Fiscal Year  Fiscal Year  Fiscal Year  Fiscal Year
                                  2004         2005         2006         2007         2008
============================================================================================
REVENUE FROM OPERATIONS
 Rental Income              $1,036,561   $1,067,658   $1,099,687   $1,132,678   $1,166,658
 Total Recoveries               $6,055      $17,129      $23,453      $29,993      $36,758
 Less: Credit Loss            ($20,852)    ($21,696)    ($22,463)    ($23,253)    ($24,068)
                           -----------------------------------------------------------------
 Effective Gross income     $1,021,764   $1,063,091   $1,100,677   $1,139,418   $1,179,348

EXPENSES
 Real Estate Taxes             $49,996      $51,746      $53,557      $55,431      $57,371
 Operating Expenses            $66,688      $69,022      $71,438      $73,938      $76,526
 General & Administrative      $26,760      $27,696      $28,665      $29,669      $30,707
 Management                    $30,653      $31,893      $33,020      $34,183      $35,380
                           -----------------------------------------------------------------
TOTAL EXPENSES                $174,097     $180,357     $186,680     $193,221     $199,984

                           =================================================================
Net Operating Income          $847,667     $882,734     $913,997     $946,197     $978,364
                           =================================================================

 Commissions                        $0           $0           $0           $0           $0
 Capital Reserves              $17,233      $17,836      $18,460      $19,106      $19,775
 Deferred Maintenance               $0           $0           $0           $0           $0
 Alterations                        $0           $0           $0           $0           $0
                           -----------------------------------------------------------------
                              $830,434     $864,898     $895,537     $927,091     $959,589
============================================================================================

                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

Derivation of Terminal Value
      A terminal capitalization rate was used to estimate the market value of the property at the end of the assumed investment holding period. We estimated an appropriate terminal rate based on indicated rates in today's market.

================================================================================
                         Summary of Capitalization Rates
================================================================================
                   Sale                     Capitalization
                   No.                           Rate
================================================================================
                    1                           10.66%
                    2                           10.83%
                    3                           10.20%
                    4                           10.26%
================================================================================

      The OARs for the comparable sales from which we were able to derive capitalization rates ranged from 10.20 to 10.83 percent. A premium was added to today's rate to allow for the risk of unforeseen events or trends which might affect our estimate of net operating income during the holding period, including a possible deterioration in market conditions for the property. Investors typically add 50 to 100 basis points to the "going-in" rate to arrive at a terminal capitalization rate, according to Cushman & Wakefield's periodic investor surveys.

Discount Rate Analysis

      We estimated future cash flows, including property value at reversion, and discounted that income stream at an internal rate of return (yield rates) currently required by investors for similar-quality real property. The yield rate (internal rate of return or IRR) is the single rate that discounts all future equity benefits (cash flows and equity reversion) to an estimate of net present value.

      Cushman & Wakefield Valuation Advisory Services periodically surveys national real estate investors to determine their investment objectives. Following is a brief review of internal rates of return, overall rates, and income and expense growth rates considered acceptable by respondents.

================================================================================
                           Autumn 1996 Investor Survey
                            Suburban Office Buildings
================================================================================
                          Going-In            Terminal            IRR
--------------------------------------------------------------------------------
                        Low     High       Low       High     Low      High
================================================================================
      Mean             8.80%    9.50%     9.30%     9.90%    11.2%    11.6
--------------------------------------------------------------------------------
      Range            8.00%    11.0%     8.00%     11.0%    10.0%    13.0%
================================================================================

      The preceding table summarizes the investment parameters of some of the most prominent investors currently acquiring high-grade investment properties in the United States. Generally speaking, our survey reveals terminal capitalization rates of 8.0 to 11.0 percent with the average low and high responses of 9.3 and 9.9 percent for investment grade offices in non-CBD suburban locations.

================================================================================


                                      -48-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      The wide range of investment parameters indicates that property risk and yield are assessed to a particular investment property based on a variety of variables. Risk is the primary determinant, and the risk variables include whether current contract rents are significantly above or below current market rents; the amount and timing of tenant rollovers; the risk to lease-up the property and the strength of the market during the lease-up period; the durability of the cash flow, and its ability to increase with inflation along with the creditworthiness of the existing tenancy; investor demand for the property type; the diversification of the metropolitan area; the property's location within the local market and the supply and demand for the property type within the market; and the effective age of the property.

      The internal rate of return and terminal capitalization rate selected for this analysis were strongly influenced by our recent Investor Survey. We realize that this type of survey reflects target rather than transactional rates. Transactional rates are usually difficult to obtain in the verification process and are actually only target rates of the buyer at the time of sale. The property's performance will ultimately determine the actual yield and capitalization rate at the time of sale after a specific holding period. We have found that, in improving markets or with above average properties, demand will be high and transactional rates may be lower than target rates that are quoted in surveys. We have tried to recognize this factor in our choice of these two rates for our cash flow model.

      Discussions with local investors and brokers including Morton G. Thalhimer, Harrison and Bates, Innsbrook Development Company and the Joyner Company, to name a few, indicated a yield rate range of 12.0 to 13.0 percent for suburban Richmond office properties and a terminal capitalization rate of 10.0 to 10.5 percent. One investor familiar with the Richmond market noted that, given the second-tier orientation of the Richmond market (on a national scale), the subject's discount rate would be above the mean indicated in our national survey. Another broker indicated that an investor purchasing a building recently within Innsbrook utilized as discount rate of 12.5 percent and a terminal rate of 10.0 percent.

      In our DCF model, we selected a terminal capitalization rate that accounted for the anticipated holding period and reflected the subject's tenancy, quality and location. This rate also reflected the risk involved in our DCF analysis based on the income and expense projections that were modeled, as well as the approximate age of the property at the end of the holding period. The rate we selected reflects the rollover risk over the holding period, the property's upside potential due to the existing below market lease, as well as the strength of the subject's office market.

Conclusion

      Using a 10.5 percent terminal rate and a 12.0 percent discount rate, our cash flow model indicated a value of $5,700,000 or $101.65 per square foot, as shown on the following page. This value estimate produces an implied going-in capitalization rate of 8.3 percent, which is significantly lower than the range generally required by investors as noted in the Cushman & Wakefield Investor Survey. This is attributable to the subject's below market lease. As depicted in the cash flow, net operating income increases substantially in the year 2004, when the existing lease expires.

================================================================================


                                      -49-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                 Income Approach
================================================================================

      Regarding the composition of the yield, as analyzed in the Discounted Cash Flow Analysis chart, 49 percent of the subject's ultimate yield is derived from the cash flow of the property with the balance attributable to the reversion or resale of the property at the conclusion of the holding period. Typical investor requirements dictate that a substantial amount of the value be derived from the cash flow. Greater risk is evident when the reversion provides a larger percentage of the overall return than the cash flows. The average cash on cash return is 9.4 percent, based on this value conclusion. This rate would generate investor interest because the yields are appropriate relative to the risks involved.

      Thus, it is our opinion that the market value of the property by the Income Approach, is $5,700,000.

================================================================================


                                      -50-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                 Commerce Center
                             2812 Emerywood Parkway
                            Henrico County, Virginia

                          Discounted Cash Flow Analysis

================================================================================
             NET               DISCOUNT      PRESENT                   ANNUAL
CALENDAR    CASH               FACTOR @      VALUE OF  COMPOSITION  CASH ON CASH
  YEAR      FLOW               12.00%       CASH FLOWS   OF YIELD      RETURN
================================================================================
  1998     $447,541     x      0.89286   =    $399,590     7.04%        7.85%
  1999     $456,965     x      0.79719   =    $364,290     6.42%        8.02%
  2000     $456,371     x      0.71178   =    $324,836     5.72%        8.01%
  2001     $455,755     x      0.63552   =    $289,641     5.10%        8.00%
  2002     $455,118     x      0.56743   =    $258,246     4.55%        7.98%
  2003    ($430,939)    x      0.50663   =   ($218,327)   -3.85%       -7.56%
  2004     $830,434     x      0.45235   =    $375,646     6.62%        14.57%
  2005     $864,898     x      0.40388   =    $349,318     6.15%        15.17%
  2006     $895,537     x      0.36061   =    $322,940     5.69%        15.71%
  2007     $927,091     x      0.32197   =    $298,498     5.26%        16.26%

Total Present Value of Cash Flows           $2,764,677    48.69%         9.40%
                                                                        Average
Reversion:
  2008     $979,364(1)          10.50%   =  $9,327,276
         Less: Cost of Sale @    3.00%        $279,818
                                              --------
         Net Reversion                      $9,047,458
         X Discount Factor                     0.32197
                                               -------

Total Present Value of Reversion            $2,913,039    51.31%

Total Present Value of Cash Flow            $5,677,717   100.00%

                           ROUNDED:         $5,700,000

       ---------------------------------------------------------
        Gross Leasable Area (S.F.)                       56,076
        Per Square Foot of Gross Leasable Area:         $101.65
        Implicit Going-In Capitalization Rate:
              Year One NOI                             $471.560
        Going-In Capitalization Rate:                      8.3%
       ---------------------------------------------------------

Note: (1) Net Operating Income
================================================================================

                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                         RECONCILIATION AND FINAL VALUE ESTIMATE
================================================================================

      We employed two of the three approaches to value in our analysis. The indicated values are shown below:

      Sales Comparison Approach                         $5,500,000
      Income Approach                                   $5,700,000

      The three traditional methods of estimating the market value of commercial real estate are not mutually exclusive approaches to deriving an estimate of most probable selling price, but are inter-dependent methodologies, each relying on components from at least one of the other approaches. Hence, the Cost Approach requires extensive market data to derive estimates of depreciation and to determine the value of land as if vacant. This approach may also require income data in order to make adjustments for functional and economic obsolescence. The Sales Comparison Approach requires application of methods from the Income Capitalization Approach in order to make adjustments for differences in income that have influenced the sale price. Consideration of market data is also required for the Income Capitalization Approach in the selection and application of equity, capitalization and discount rates, and estimation of income and expenses. Consequently, it is our opinion that purchasers and sellers, at least intuitively, consider components of all three approaches in the process of negotiating an acceptable price for a particular property.

      It is the Income Capitalization Approach, however, that is logically considered the most appropriate technique for estimating the value of income-producing property. Not only does this approach represent the most direct and accurate simulation of market behavior, it is the method explicitly employed by buyers and sellers in acquisition and disposition decisions. Therefore, following the implied dictum of the market, we have used an approach based primarily on projected income as the foundation for our valuation of the subject property.

      There are several additional reasons why the Sales Comparison Approach does not form the basis of our value estimate for the subject property. The quantity and quality of market information inhibits the use of the Sales Comparison Approach. Inadequacy of information regarding gross and net income, lease details and expenses of comparable sales often deters accurate and relevant adjustments of unit price indicators. Comparison at a dollar per square foot level precludes the analysis of those key factors which form the basis for projections on which the purchase decision was made.

      Based on the above discussion, we have formed an opinion that the prospective market value of the leased fee estate in the subject property, subject to the assumptions, limiting conditions, certifications and definitions as of July 1, 1997, was:

                   FIVE MILLION SEVEN HUNDRED THOUSAND DOLLARS
                                   $5,700,000

Marketing Time

      Marketing time is an estimate of the time that might be required to sell a real property interest at the appraised value. Marketing time is presumed to start on the effective date of the appraisal, whereas exposure time is presumed to precede the effective date of appraisal. The estimate of marketing time uses some of the same data analyzed in the process of estimating the reasonable exposure time and is not intended to be a prediction of a date of sale.

================================================================================


                                      -52-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                       Reconciliation and Final Value Conclusion
================================================================================

      Our estimate of an appropriate marketing time for the subject relates to a sale of the property in its As Is condition. Based on our discussions with local brokers and buyer/sellers of office projects like the subject, as well as our assessment of the local real estate market and economic forces in general, we have concluded that the probable marketing period for the subject property in today's environment would be about 12 months.

================================================================================


                                      -53-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             ASSUMPTIONS AND LIMITING CONDITIONS
================================================================================

"Appraisal" means the appraisal report and opinion of value stated therein; or the letter opinion of value, to which these Assumptions and Limiting Conditions are annexed.

"Property" means the subject of the Appraisal.

"C&W" means Cushman & Wakefield, Inc. or its subsidiary which issued the Appraisal.

"Appraiser(s)" means the employee(s) of C&W who prepared and signed the Appraisal.

This appraisal is made subject to the following assumptions and limiting conditions:

1. No opinion is intended to be expressed and no responsibility is assumed for the legal description or for any matters which are legal in nature or require legal expertise or specialized knowledge beyond that of a real estate appraiser. Title to the Property is assumed to be good and marketable and the Property is assumed to be free and clear of all liens unless otherwise stated. No survey of the Property was undertaken.

2. The information contained in the Appraisal or upon which the Appraisal is based has been gathered from sources the Appraiser assumes to be reliable and accurate. Some of such information may have been provided by the owner of the Property. Neither the Appraiser nor C&W shall be responsible for the accuracy or completeness of such information, including the correctness of estimates, opinions, dimensions, sketches, exhibits and factual matters.

3. The opinion of value is only as of the date stated in the Appraisal. Changes since that date in external and market factors or in the Property itself can significantly affect property value.

4. The Appraisal is to be used in whole and not in part. No part of the Appraisal shall be used in conjunction with any other appraisal. Publication of the Appraisal or any portion thereof without the prior written consent of C&W is prohibited. Except as may be otherwise stated in the letter of engagement, the Appraisal may not be used by any person other than the party to whom it is addressed or for purposes other than that for which it was prepared. No part of the Appraisal shall be conveyed to the public through advertising, or used in any sales or promotional material without C&W's prior written consent. Reference to the Appraisal Institute or to the MAI designation is prohibited.

5. Except as may be otherwise stated in the letter of engagement, the Appraiser shall not be required to give testimony in any court or administrative proceeding relating to the Property or the Appraisal.

================================================================================


                                      -54-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                             Assumptions and Limiting Conditions
================================================================================

6. The Appraisal assumes (a) responsible ownership and competent management of the Property; (b) there are no hidden or unapparent conditions of the Property, subsoil or structures that render the Property more or less valuable (no responsibility is assumed for such conditions or for arranging for engineering studies that may be required to discover them); (c) full compliance with all applicable federal, state and local zoning and environmental regulations and laws, unless noncompliance is stated, defined and considered in the Appraisal; and (d) all required licenses, certificates of occupancy and other governmental consents have been or can be obtained and renewed for any use on which the value estimate contained in the Appraisal is based.

7. The physical condition of the improvements considered by the Appraisal is based on visual inspection by the Appraiser or other person identified in the Appraisal. C&W assumes no responsibility for the soundness of structural members nor for the condition of mechanical equipment, plumbing or electrical components.

8. In preparing this appraisal, we have relied on the rent roll and the history of income and expenses furnished by the owner or the management company representing the owner. We have not reviewed actual tenant leases.

9. The forecasts of income and expenses are not predictions of the future. Rather, they are the Appraiser's best estimates of current market thinking on future income and expenses. The Appraiser and C&W make no warranty or representation that these forecasts will materialize. The real estate market is constantly fluctuating and changing. It is not the Appraisers task to predict or in any way warrant the conditions of a future real estate market; the Appraiser can only reflect what the investment community, as of the date of the Appraisal, envisages for the future in terms of rental rates, expenses, supply and demand.

10. Unless otherwise stated in the Appraisal, the existence of potentially hazardous or toxic materials which may have been used in the construction or maintenance of the improvements or may be located at or about the Property was not considered in arriving at the opinion of value. These materials (such as formaldehyde foam insulation, asbestos insulation and other potentially hazardous materials) may adversely affect the value of the Property. The Appraisers are not qualified to detect such substances. C&W recommends that an environmental expert be employed to determine the impact of these matters on the opinion of value.

11. Unless otherwise stated in the Appraisal, compliance with the requirements of the Americans With Disabilities Act of 1990 (ADA) has not been considered in arriving at the opinion of value. Failure to comply with the requirements of the ADA may adversely affect the value of the property. C&W recommends that an expert in this field be employed.

================================================================================


                                      -55-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                      CERTIFICATION OF APPRAISAL
================================================================================

      We certify that, to the best of our knowledge and belief:

1.    Kelly J. Small inspected the property and prepared the report, and Donald
      R. Morris, MAI, Manager, Cushman & Wakefield of Washington D.C., Valuation Advisory Services, reviewed and approved the report.

2.    The statements of fact contained in this report are true and correct.

3. The reported analyses, opinions, and conclusions are limited only by the reported assumptions and limiting conditions, and are our personal, unbiased professional analyses, opinions, and conclusions.

4. We have no present or prospective interest in the property that is the subject of this report, and we have no personal interest or bias with respect to the parties involved.

5. Our compensation is not contingent upon the reporting of a predetermined value or direction in value that favors the cause of the client, the amount of the value estimate, the attainment of a stipulated result, or the occurrence of a subsequent event. The appraisal assignment was not based on a requested minimum valuation, a specific valuation or the approval of a loan.

6. No one provided significant professional assistance to the persons signing this report.

7. Our analyses, opinions and conclusions were developed, and this report has been prepared, in conformity with the Uniform Standards of Professional Appraisal Practice of the Appraisal Foundation and the Code of Professional Ethics and the Standards of Professional Appraisal Practice of the Appraisal Institute.

8. The use of this report is subject to the requirements of the Appraisal Institute relating to review by its duly authorized representatives.

9. As of the date of this report, Donald R. Morris, MAI, has completed the requirements of the continuing education program of the Appraisal Institute.

10. We estimate that the prospective market value of the leased fee estate in the existing office building, subject to the assumptions, limiting conditions, certifications and definitions as of July 1, 1997, is $5,700,000.


/s/ Kelly J. Small              /s/ Donald R. Morris          [STAMP OF
Kelly J. Small                  Donald R. Morris, MAI          DONALD R. MORRIS]
Appraiser                       Manager,  Director
Valuation Advisory Services     Washington, D.C. Valuation Advisory Services
                                Virginia Certified General [Illegible]

================================================================================


                                      -56-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         ADDENDA
================================================================================

================================================================================


                                      -57-
                                                              CUSHMAN &
                                                             WAKEFIELD(R)
                                                     ---------------------------
                                                     VALUATION ADVISORY SERVICES
                                                     ---------------------------

                                                                         Addenda
================================================================================

                                Legal Description

                                  SCHEDULE "A"

                         (Legal Description of Property)


ALL that certain lot, piece or parcel of land, lying and being in Henrico County, Virginia, containing 4.163 acres as shown on plat dated November 1, 1978, by LaPrade Bros. Civil Engineers and Surveyors, being a Portion of Block A, Commerce, Center, dated July 24, 1978 (attached as Schedule "A-1"), and recorded July 27, 1978, Clerk's Office, Circuit Court, Henrico County, Virginia, in Plat Book 68, pages 42-45, also being more particularly described as follows:

BEGINNING at a rod on northern line of Emerywood Parkway 1251.57 feet west of the western line of Broad Street Road (Rt. 250) Extended; thence following the northern line of Emerywood Parkway along a curve to the right, the radius of which curve is 717.00, with a central angle of 12 degrees 11' 13", an arc distance of 152.51 feet to a point; thence S 73 degrees 52' 00" W 141.5 feet to a point; thence continuing along the northern line of Emerywood Parkway along a curve to the right, the radius of which curve is 347.00 feet, with a central angle of 32 degrees 37' 51", the arc distance of 197.62 feet to a point; thence N 12 degrees 17' 05" W 342.30 feet to a rod; thence N 62 degrees 00' 45" E
369.16 feet to a rod; thence S 27 degrees 59' 15" E 465.91 feet to the rod marking the point and place of beginning.

Property Name: 2812 Emerywood Parkway
               Richmond, Virginia

           INITIAL

   Landlord         Tenant

   /s/ TR          /s/ WJV

                                                                         Addenda
================================================================================

                                   Floor Plans

                                  SCHEDULE "B"

                                FIRST FLOOR PLAN


                                [GRAPHIC OMITTED]

                                  [FLOOR PLAN]


Building Name: 2812 Emerywood Parkway
               Richmond, Virginia

           INITIAL

   Landlord         Tenant

   /s/ TR          /s/ WJV

                                 SCHEDULE "B-1"

                                SECOND FLOOR PLAN


                                [GRAPHIC OMITTED]

                                  [FLOOR PLAN]


Building Name: 2812 Emerywood Parkway
               Richmond, Virginia

           INITIAL

   Landlord         Tenant

   /s/ TR          /s/ WJV

                                                                         Addenda
================================================================================

                           Improved Sales Comparables

================================================================================

                               [GRAPHIC OMITTED]

                                    [PHOTO]

================================================================================

Building Name:                         Vistas at Brookfield

Location:                              Vistas I - 5540 Falmouth Street
                                       Vistas 11 - 5516 Falmouth Street
                                       Brookfield Office Park
                                       Richmond, Virginia
Grantor:                               Continental Properties, Inc.

Grantee:                               Brookfield Holdings, L.P.

Date of Sale:                          May, 1997

Deed Book/Page:                        Not Available

Consideration:                         $5,840,000

Financing                              All cash

Building Size (NRA):                   70,582 square feet total (Both Buildings)

Unit Price:                            $82.74/SF of net rentable area

Financial Estimates (Seller's 1997 Budget)

Effective Gross Income:                $1,149,812 ($16.29/SF)
Operating Expenses:                    $527,000 ($7.47/SF)
Net Operating Income:                  $622,812 ($8.82/SF)
Ro:                                    10.66%
EGIM:                                  5.08
Expense Ratio:                         45.8%

Comments

These four-story, Class B office buildings are located within the Brookfield Office Park, just south of the intersection of Interstate 64 and West Broad Street The buildings are adjoining, and were completed in 1985. The buildings were 95% leased at the time of sale to numerous medium sized tenants including AEC Engineering, Brian Brothers and Kelsum and Lee. A broker of the sale noted that there was limited tenant rollover over the next two years. Rental rates within the building typically range from $15.50/SF to $16.50/SF

A broker familiar with the sale indicated that the expenses are above typical suburban office buildings due to a high utilities expense. This increased expense is caused by an "inefficient floorplate". It should also be noted that one broker reported a sale price of $5,890,000, however, this price was reduced slightly by commissions ($40,000) and a $10,000 credit to the buyer for physical items

================================================================================

                               [GRAPHIC OMITTED]

                                    [PHOTO]

================================================================================

Building Name:                          Liberty Mutual Building

Location:                               4101 Cox Road
                                        Innsbrook Corporate Park
                                        Richmond, Virginia
Grantor:                                Home Beneficial Life Insurance Company

Grantee:                                Highwoods - Forsythe L.P.

Date of Sale:                           December, 1996

Deed Book/Page:                         2691/2034

Consideration:                          $6,000,000

Financing:                              All cash

Building Size (NRA):                    58,184 SF

Unit Price:                             $103.12

Financial Data:

Effective Gross Income:                 $940,000 ($16.16/SF)
Operating Expenses:                     $290,000 ($4.98/SF)
Net Operating Income:                   $650,000 ($11.17/SF)
Ro:                                     10.83%
EGIM:                                   6.38
Expense Ratio:                          30.9%

Comments:

This Class A office building was completed in 1990 and delivered to the market during the beginning of the recession, with subsequent poor absorption history. The lender ultimately foreclosed on the owner. The property was then purchased by Home Beneficial Life Insurance Company in December of 1993 for $5,050,000 and was 95% leased at the time of sale. The sale generated a 10.96% cap rate and an EGIM of 6.01. The 1993 sale included 2.9 acres of residual land which had a POD for another 42,000 SF office building. The residual land was allocated a value of $252,000. The most recent sale did not include the 2.9 acres of residual/undeveloped land. The parcel has been subdivided and is under separate contract for sale to a hotel developer for $550,000

As of the most recent sale date, the building, was 100% occupied to five tenants. Capitol One had 35,000 SF and Liberty Mutual leased 18,000 SF. The property had been marketed for six months prior to the sale. It should be noted that the seller's pro forma included a lower EGI and slightly higher expense estimate, which resulted in a cap rate of 10.0%.

This acquisition by Highwoods is part of Highwoods Property's massive move into the suburban Richmond office market. Highwoods is a Raleigh, N.C. based real estate investment trust (REIT) which has purchased over $45 million of assets in the Richmond area during the past year (1995).

================================================================================



                               [GRAPHIC OMITTED]



================================================================================

Building Name:                         Aetna Building

Location:                              4701 Cox Road
                                       Innsbrook Corporate Park
                                       Richmond, Virginia

Grantor:                               4701 Cox Road, L.P.

Grantee:                               Highwoods - Forsythe L.P.

Date of Sale:                          June, 1996

Deed Book/Page:                        2656/1793

Consideration:                         $10,750,000

Financing:                             All cash

Building Size (NRA):                   100,178 SF

Unit Price:                            $107.31/SF of net rentable area

Financial Data:
Effective Gross income:                $1,546,763 ($15.44/SF)
Operating Expenses:                    $451,338 ($4.50/SF)
Net Operating Income:                  $1,095,425 ($10.93/SF)
Ro:                                    10.2%
EGIM:                                  6.95
Expense Ratio:                         29.2%

Comments

This is a high quality four-story building that was built in 1990 with Aetna as the lead tenant. Aetna subsequently downsized, thus reducing their office space needs and vacating 56,000 SF in this building. The space has since been released.

The property was acquired in July of 1993 by several local investors for speculative investment. The Initial owner, Rowe Development, experienced company-wide financial problems and lost most of its extensive office holdings. The previous purchaser was a Dutch group who viewed the property as a long term investment with good upside potential. They considered the loss of Aetna as a lead tenant as minimal risk, given the low vacancy in Innsbrook.

The building was 99% leased at the time of sale, and was completed in 1990. Recent rental rates at the property ranged from $16.00/SF to $16.50 per square foot. The building is leased on a multi-tenant basis. Expenses noted above do not include reserves, leasing or tenant improvement costs. All income data is estimated by the buyer based upon the existing leases and expenses.

================================================================================

                               [GRAPHIC OMITTED]

                                    [PHOTO]

================================================================================

Building Name:                      Capitol One Customer Service Center

Location:                           4881 Cox Road
                                    Innsbrook Corporate Park
                                    Richmond, Virginia

Grantor:                            Liberty Property, L.P.

Grantee:                            First Security Bank of Utah

Date of Sale:                       February, 1996

Deed Book/Page:                     2633/402

Consideration:                      $10,914,000

Financing:                          Cash to seller, funded by $15.5 million
                                    Deed of Trust note with NationsBank of
                                    Texas.

Building Size (NRA):                108,000 SF

Unit Price:                         $101.06/SF of net rentable area

Financial Data:
Effective Gross Income:             $1,178,500 ($10.91/SF)
                                    (Triple net lease in place)
Operating Expenses:                 $58,925 ($0.55/SF)
Net Operating Income:               $1,119,575 ($10.37/SF)
Ro:                                 10.26%
EGIM:                               9.26
Expense Ratio:                      5.0%

Comments:

This is a high quality four-story building that was completed in 1996. The property is located on the east side of Cox Road, north of Nuckols Road within Innsbrook. It represents a build-to-suit project for which a purchase option was exercised immediately upon completion of construction. Projected operating data is based upon the terms of the triple net lease in place at the time of sale.

The ground floor contains a small lobby, substantial computer and mechanical areas, a loading dock and receiving area, and multi-purpose/training areas. The upper floors are largely open work space with private perimeter offices.

                                                                         Addenda
================================================================================

                          Income and Expense Statements

                         Historical Operating Statements

                            Commerce Center/Emerywood

Building NRA                  56,076 SF

                              1994 Actual              1995 Actual           1996 Actual           1997 Budget
                          ------------------     -------------------    ------------------     -------------------
Item                        Amount    Per SF       Amount     Per SF      Amount    Per SF       Amount     Per SF
====================================================================    ==================     ===================
INCOME
Gross Income              $ 545,493   $ 9.73     $ 555,708    $ 9.91    $ 540,010  $  9.63     $ 552,348   $  9.85
Reimbursements                    0     0.00             0      0.00       56,542     1.01        66,306      1.18
                          ------------------     -------------------    ------------------     -------------------
Total Income              $ 545,493   $ 9.73     $ 555,708    $ 9.91    $ 596,552  $ 10.64     $ 618,654   $ 11.03
                          ------------------     -------------------    ------------------     -------------------

EXPENSES
Real Estate Taxes         $  21,841   $ 0.39     $  41,793    $ 0.75    $  40,940  $  0.73     $  40,940   $  0.73
Operating Expense            40,654     0.72        44,875      0.80       53,435     0.95        53,741      0.96
General & Administrative        340     0.01         1,181      0.02        5,301     0.09        21,456      0.38
Management Fee               18,351     0.33        18,061      0.32       16,507     0.29        18,072      0.32
                          ------------------     -------------------    ------------------     -------------------
Total Expenses            $  81,186   $ 1.45     $ 105,910    $ 1.89    $ 116,183  $  2.07     $ 134,209   $  2.39
                          ------------------     -------------------    ------------------     -------------------

NET OPERATING INCOME      $ 464,307   $ 8.28     $ 449,798    $ 8.02    $ 480,369  $  8.57     $ 484,445   $  8.64
                          ==================     ===================    ==================     ===================
------------------------------------------------------------------------------------------------------------------

                                                                         Addenda
================================================================================

                                 Project Reports

                        COMMERCE CENTER (EMERYWOOD PKWY)
                            PROJECT DESIGNATOR: COMM
                            REVISION: 7/ 3/97 @ 8:26
                           PROJECT ASSUMPTIONS REPORT
                              INCLUDING ALL TENANTS
                                 7/3/97 @ 14:57


BUILDING PROLOGUE

LEASEHOLD ANALYSIS OF COMMERCE CENTER (EMERYWOOD PKWY) BEGINNING 6/1997 FOR 31 YEARS ON A FISCAL YEAR BASIS

AREA MEASURES

NRA
1997 VALUE  -  56,076
THEREAFTER  -  CONSTANT

OCCA
1997  VALUE -       56,076
1998  VALUE -       56,076
1999  VALUE -       56,076
2000  VALUE -       56,076
2001  VALUE -       56,076
2002  VALUE -       56,076
2003  VALUE -       42,057
2004  VALUE -       56,076
2005  VALUE -       56,076
2006  VALUE -       56,076
2007  VALUE -       56,076
2008  VALUE -       56,076
2009  VALUE -       56,076
2010  VALUE -       56,076
2011  VALUE -       56,076
2012  VALUE -       56,076
2013  VALUE -       42,057
2014  VALUE -       56,076
2015  VALUE -       56,076
2016  VALUE -       56,076
2017  VALUE -       56,076
2018  VALUE -       56,076
2019  VALUE -       56,076
2020  VALUE -       56,076
2021  VALUE -       56,076
2022  VALUE -       56,076
2023  VALUE -       42,057
2024  VALUE -       56,076
2025  VALUE -       56,076
2026  VALUE -       56,076
2027  VALUE -       56,076
THEREAFTER  -  CONSTANT


GROWTH RATES

INC1
1997 VALUE -          3.50
THEREAFTER -   CONSTANT

EXP
1997 VALUE -          3.50
THEREAFTER -   CONSTANT

ESCL
1997 VALUE -          3.00
THEREAFTER -   CONSTANT

MARKET RATES

MKTI
1997 VALUE  -             15.00
THEREAFTER  -   GROWING AT GROWTH RATE INCI

TINW
1997 VALUE  -              8.00
THEREAFTER  -   GROWING AT GROWTH RATE EXP

TIRN
[Illegible] OF TINW

TIWA
[Illegible] OF TINW +65.0% OF TIRN

RESR
1997 VALUE -               0.25
THEREAFTER - GROWING AT GROWTH RATE EXP

MISCELLANEOUS INCOMES

NONE


EXPENSES

PROPERTY TAXES          , REFERRED TO AS TAX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -            40,087
THEREAFTER -    GROWING AT GROWTH RATE EXP

OPERATING EXPENSES, REFERRED TO AS OPEX
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -            53,471
THEREAFTER -      GROWING AT GROWTH RATE EXP

G&A EXPENSES            , REFERRED TO AS G&A
CHARGED AGAINST NET OPERATING INCOME
1997 VALUE -           21,456
THEREAFTER - GROWING AT GROWTH RATE EXP

MANAGEMENT FEES         , REFERRED TO AS MGMT
AN INFORMATIONAL       EXPENSE
1997  VALUE -         18,143
1998  VALUE -         18,264
1999  VALUE -         18,391
2000  VALUE -         18,521
2001  VALUE -         18,656
2002  VALUE -         18,796
2003  VALUE -         21,851
2004  VALUE -         31,434
2005  VALUE -         32,548
2006  VALUE -         33,695
2007  VALUE -         34,878
2008  VALUE -         36,097
2009  VALUE -         37,354
2010  VALUE -         38,649
2011  VALUE -         39,984
2012  VALUE -         41,361
2013  VALUE -         31,754
2014  VALUE -         43,981
2015  VALUE -         45,542
2016  VALUE -         47,151

2017  VALUE -         48,809
2018  VALUE -         50,518
2019  VALUE -         52,279
2020  VALUE -         54,095
2021  VALUE -         55,966
2022  VALUE -         57,895
2023  VALUE -         44,339
2024  VALUE -         61,586
2025  VALUE -         63,774
2026  VALUE -         66,029
2027  VALUE -         68,353
THEREAFTER  -  CONSTANT

OPERATING EXPENSES, REFERRED TO AS REC1
AN INFORMATIONAL EXPENSE
+100.0% OF TAX +100.0% OF OPEX
+100.0% OF G&A +100.0%, OF MGMT

Base Year Expense , REFERRED TO AS Base
AN INFORMATIONAL EXPENSE
+100.0% OF TAX +100.O% OF OPEX
+100.0% OF G&A +100.O% OF MGMT

VACANCY ALLOWANCE

PERCENTAGE OF POTENTIAL GROSS INCOME
FOR ALL TENANTS SUBJECT TO VACANCY
1997 VALUE -           2.00
THEREAFTER -    CONSTANT

MANAGEMENT FEE

PERCENTAGE OF EFFECTIVE GROSS INCOME
FOR ALL TENANTS
PASSED THROUGH TO TENANTS USING EXPENSE MGMT
1997, VALUE -         3.00
THEREAFTER  - CONSTANT


COMMISSION CALCULATIONS

STANDARD METHOD #1 -       4.000% OF TOTAL RENT

STANDARD METHOD #2 -       2.000% OF TOTAL RENT

STANDARD METHOD #3 -       3.300% OF TOTAL RENT

STANDARD METHOD #4 -       0.000% OF TOTAL RENT

STANDARD METHOD #5 -       0.000% OF TOTAL RENT


COMMISSION PAYOUTS

STANDARD METHOD #1  - CASHED OUT

STANDARD METHOD #2  - CASHED OUT

STANDARD METHOD #3  - CASHED OUT

STANDARD METHOD #4  - CASHED OUT

STANDARD METHOD #5 - CASHED OUT

ALTERATION CALCULATION

1997 VALUE -          0.00
1998 VALUE -          0.00
1999 VALUE -          0.00
2000 VALUE -          0.00
2001 VALUE -          0.00
2002 VALUE -          0.00
2003 VALUE -          0.00
2004 VALUE -          0.00
2005 VALUE -          0.00
2006 VALUE -          0.00
2007 VALUE -          0.00
2008 VALUE -          0.00
2009 VALUE -          0.00
2010 VALUE -          0.00
2011 VALUE -          0.00
THEREAFTER - CONSTANT

ALTERATION  PAYOUTS

STANDARD METHOD #1 -   CASHED OUT

STANDARD METHOD #2 -   CASHED OUT

STANDARD METHOD #3 -   CASHED OUT

STANDARD METHOD #4 -   CASHED OUT

STANDARD METHOD #5 -   CASHED OUT


COMMON AREA MAINTENANCE POOL

NONE


CAPITAL EXPENDITURES

MARKET RATE RESR MULTIPLIED BY AREA MEASURE NRA

DEFERRED MAINT
1997 VALUE -        10,000
1998 VALUE -          0.00
THEREAFTER -  CONSTANT


PRIMARY CLASSIFICATION CODES

NONE


SECONDARY CLASSIFICATION CODES

NONE

COST CENTERS

NONE


SALES VOLUME PROFILE

            PERCENT OF         RELATIVE
MONTH      ANNUAL SALES        VOLUME
-----      ------------        --------
JAN             8.33%             1.00
FEB             8.33%             1.00
MAR             8.33%             1.00
APR             8.33%             1.00
MAY             8.33%             1.00
JUN             8.33%             1.00
JUL             8.33%             1.00
AUG             6.33%             1.00
SEP             8.33%             1.00
OCT             8.33%             1.00
NOV             8.33%             1.00
DEC             8.33%             1.00
              -------          -------
TOTALS        100.00%            12.00


GLOBAL RECOVERIES

Base Year Expense , REFERRED TO AS BYES
PRO RATA SHARE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR


TENANT PROLOGUE

MINIMUM RENTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

SALES VOLUMES AND BREAKPOINTS:
SPECIFIED AMOUNTS INTERPRETED AS AMOUNTS/YEAR
MARKET RATES INTERPRETED AS AMOUNTS/SQUARE FOOT/YEAR

RENEWAL RENTS ARE COMPOUNDED ANNUALLY
RELETTING DOWNTIME AND EXPENSES ARE NOT CONDITIONAL ON GOING TO MARKET


REFERENCE TENANTS

NONE


TENANTS

THERE ARE A TOTAL OF 1 LEASEHOLD TENANT(S):

--------------------------------------------------------------------------------

   1 - AMERICAN HOME FUND

BASE LEASE DATES:       2/1993 TO 1/2003
TYPE OF TENANT:         OFFICE
SQUARE FOOTAGE:         56,076
SUBJECT TO VACANCY ALLOWANCE

MINIMUM RENT:
1998 VALUE -     9.85/SF/YR
THEREAFTER - GROWING AT   0.00%

RECOVERIES:

OPERATING EXPENSES
PRO RATA SHARE RECOVERY OF EXPENSE REC1
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF   1.22/SF MULTIPLIED BY AREA MEASURE NRA

COMMISSIONS: NONE

ALTERATIONS: NONE

SPECULATIVE RENEWALS:

        LENGTH      VACANT   SQ FT    MONTHS OF
TERM  YEARS.MONTHS  MONTHS  INCREASE  FREE RENT   COMMISSIONS  ALTERATIONS
----  ------------  ------  --------  ---------   -----------  -----------
 1      10.00          3      NONE       NONE         YES          YES
 2      10.00          3      NONE       NONE         YES          YES
 3      10.00          3      NONE       NONE         YES          YES

RENEWAL MINIMUM RENT:
MARKET RATE MKT1 MULTIPLIED BY 1.000
INCREASING AT GROWTH RATE ESCL   PER YEAR DURING EACH RENEWAL TERM

RENEWAL RECOVERIES:

Base Year Expense
PRO RATA SHARE RECOVERY OF EXPENSE Base
PRO RATED ON TENANT SQUARE FOOTAGE OVER AREA MEASURE NRA
CALCULATED ON AN ACCRUAL BASIS WITH A CALENDAR YEAR EXPENSE
WITH NO CAP
AND A BASE OF THE EXPENSE VALUE IN THE OCCUPANCY YEAR

RENEWAL COMMISSIONS: STANDARD METHOD #3
RENEWAL PAYOUT:        CASHED OUT

RENEWAL ALTERATIONS:   MARKET RATE TIWA
RENEWAL PAYOUT:        CASHED OUT

                        COMMERCE CENTER (EMERYWOOD PKWY)
                            PROJECT DESIGNATOR: COMM
                           REVISION: 7/ 3/97 @ 9 8:26
                                EXPIRATION REPORT
                        YEARS 1998 TO 2028, ALL TENANTS,
                     INCLUDING OPTIONS, INCLUDING RENEWALS,
                    EXCLUDING BASE LEASES AND PRIOR OPTIONS,
                      BASE RENTS INCLUDING CPI ADJUSTMENTS,
                           INCLUDING PERCENTAGE RENTS
                                 7/ 3/97 @ 14:58

                                  TERM/      BASE               TOTAL    MARKET
      TENANT          SQUARE FT  END DATE   RENT/SF  RECV/SF   RENT/SF   RENT/SF
-------------------   ---------  --------   -------  -------   -------   -------

# 1                              INITIAL
AMERICAN HOME FUND      56,076    1/2003      9.85     1.69     11.54     18.44
                       -------               -----    -----     -----     ------
 1 FY103 EXPIRATIONS    56,076                9.85     1.69     11.54     18.44

# 1                             RENEWAL 1
AMERICAN HOME FUND      56,076    4/2013     24.06     1.21     25.27     26.01
                       -------               -----    -----     -----     ------
 1 FY113 EXPIRATIONS    56,076               24.06     1.21     25.27     26.01
                       -------               -----    -----     -----     ------
 2 CUMULATIVE EXPS     112,152               16.95     1.45     18.41     22.22

# 1                             RENEWAL 2
AMERICAN HOME FUND      56,076    7/2023     33.94     1.68     35.62     36.69
                       -------               -----    -----     -----     ------
 1 FY124 EXPIRATIONS    56,076               33.94     1.68     35.62     36.69
                       -------               -----    -----     -----     ------
 3 CUMULATIVE EXPS     168,228               22.62     1.53     24.14     27.O5

                        COMMERCE CENTER (EMERYWOOD PKWY)
                            PROJECT DESIGNATOR: COMM
                           REVISION: 7/ 3/97 @ 4 8:26
                             RENT ROLL AS OF 7/1997
                               (FISCAL YEAR BASIS)
                                 7/ 3/97 @ 14:58

         TENANT/
LEASE TYPE AND DATES/  BASE RENT/  COVERAGE/  SALES(000)/ RECOVERIES/  REVENUE/
      SQUARE FEET        PER SF     PER SF      PER SF      PER SF      PER SF
---------------------- ----------  ---------  ----------  ----------   --------

# 1
AMERICAN HOME FUND
BASE LEASE 2/93- 1/03     552,349          0           0      66,472     618,821
            56,076 SF        9.85       0.00        0.00        1.19       11.04
                       ----------  ---------  ----------  ----------   ---------
               TOTALS     552,349          0           0      66,472     618,821
            56,076 SF        9.85       0.00        0.00        1.19       11.04
                       ==========  =========  ==========  ==========   =========

                        COMMERCE CENTER (EMERYWOOD PKWY)
                            PROJECT DESIGNATOR: COMM
                            REVISION: 6/27/97 @ 17:38
                                 TENANT REGISTER
                                 6/27/97 0 17:39

            TENANT                    SQUARE FEET    BEGIN DATE    END DATE
-------------------------------       -----------    ----------    --------
#1 - AMERICAN HOME FUND                    56,076      2/1993       1/2003
                                      -----------
       1 TENANTS                           56,076
                                      ===========

                        COMMERCE CENTER (EMERYWOOD PKKY)
                            PROJECT DESIGNATOR: COMM
                            REVISION: 6/27/97 @ 17:38
                            AVERAGE OCCUPANCY REPORT
                                 FOR ALL TENANTS
                                 6/27/97 @ 17:38

                 1997      1998      1999        2000        2001        2002        2003        2004         2005
               -------   -------   -------     -------     -------     -------     -------     -------      -------
JANUARY         56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
FEBRUARY        56,076    56,076    56,076      56,076      56,076      56,076           -      56,076       56,076
MARCH           56,076    56,076    56,076      56,076      56,076      56,076           -      56,076       56,076
APRIL           56,076    56,076    56,076      56,076      56,076      56,076           -      56,076       56,076
MAY             56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
JUNE            56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
JULY            56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
AUGUST          56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
SEPTEMBER       56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
OCTOBER         56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
NOVEMBER        56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
DECEMBER        56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
               -------   -------   -------     -------     -------     -------     -------     -------      -------
AVERAGE SF
 OCCUPIED-OCCA  56,076    56,076    56,076      56,076      56,076      56,076      42,057      56,076       56,076

TOTAL SF-NRA    56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
               -------   -------   -------     -------     -------     -------     -------     -------      -------
OCCUPANCY %     100.00    100.00    100.00      100.00      100.00      100.00       75.00      100.00       100.00
               =======   =======   =======     =======     =======     =======     =======     =======      =======

                 2006      2007      2008        2009        2010        2011        2012        2013         2014
               -------   -------   -------     -------     -------     -------     -------     -------      -------
JANUARY         56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
FEBRUARY        56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
MARCH           56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
APRIL           56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
MAY             56,076    56,076    56,076      56,076      56,076      56,076      56,076           -       56,076
JUNE            56,076    56,076    56,076      56,076      56,076      56,076      56,076           -       56,076
JULY            56,076    56,076    56,076      56,076      56,076      56,076      56,076           -       56,076
AUGUST          56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
SEPTEMBER       56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
OCTOBER         56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,C76
NOVEMBER        56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
DECEMBER        56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
               -------   -------   -------     -------     -------     -------     -------     -------      -------
AVERAGE SF
OCCUPIED-OCCA   56,076    56,076    56,076      56,076      56,076      56,076      56,076      42,O57       56,076

TOTAL SF-NRA    56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
               -------   -------   -------     -------     -------     -------     -------     -------      -------
OCCUPANCY %     100.00    100.00    100.00      100.00      100.00      100.00      100.00       75.00       100.00
               =======   =======   =======     =======     =======     =======     =======     =======      =======

                 2015      2016      2017        2018        2019        2020        2021        2022         2023
               -------   -------   -------     -------     -------     -------     -------     -------      -------
JANUARY         56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
FEBRUARY        56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
MARCH           56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
APRIL           56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
MAY             56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
JUNE            56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
JULY            56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
AUGUST          56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076            -
SEPTEMBER       56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076            -
OCTOBER         56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076            -
NOVEMBER        56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
DECEMBER        56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
               -------   -------   -------     -------     -------     -------     -------     -------      -------

                                                                          PAGE 2

AVERAGE SF
OCCUPIED-OCCA   56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       42,057

TOTAL SF-NRA    56,076    56,076    56,076      56,076      56,076      56,076      56,076      56,076       56,076
               -------   -------   -------     -------     -------     -------     -------     -------      -------
OCCUPANCY %     100.00    100.00    100.00      100.00      100.00      100.00      100.00      100.00        75.00
               =======   =======   =======     =======     =======     =======     =======     =======      =======

                           2024         2025        2026         2027
                         -------      -------      -------      -------
JANUARY                   56,076       56,076       56,076       56,076
FEBRUARY                  56,076       56,076       56,076       56,076
MARCH                     56,076       56,076       56,076       56,076
APRIL                     56,076       56,076       56,076       56,076
MAY                       56,076       56,076       56,076       56,076
JUNE                      56,076       56,076       56,076       56,076
JULY                      56,076       56,076       56,076       56,076
AUGUST                    56,076       56,076       56,076       56,076
SEPTEMBER                 56,076       56,076       56,076       56,076
OCT0BER                   56,076       56,076       56,076       56,076
NOVEMBER                  56,076       56,076       56,076       56,076
DECEMBER                  56,076       56,076       56,076       56,076
                         -------      -------      -------      -------
AVERAGE SF
OCCUPIED-OCCA             56,076       56,076       56,076       56,076

TOTAL SF-NRA              56,076       56,076       56,076       56,076
                         -------      -------      -------      -------
OCCUPANCY %               100.00       100.00       100.00       100.00
                         =======      =======      =======      =======

                                                                         Addenda
================================================================================

                                 Investor Survey

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                   OFFICE MARKET - URBAN/CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%    10.0%    10.0%    10.0%    11.5%    11.5%     3.0%     3.0%     3.0%     4.0%    10.0   10.0
                              9.5%    10.0%    10.0%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             13.0%    13.0%      --       --     14.0%    14.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.3%     9.3%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     9.0%     8.5%     9.0%    10.5%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    11       11       10       10       11       11       11       11       11       11       11     11
Average (%)                   9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%    10.0%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             15.0%    15.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%    10.0%     9.0%    10.0%    12.0%    13.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
Responses                     8        8        6        6        7        7        7        7        7        7        7      7
Average (%)                  10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                              8.0%     9.0%     9.5%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0     10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.5%     9.5%    10.5%    10.5%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             12.0%    12.0%      --       --     13.0%    13.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                               --       --       --       --     12.0%    13.0%     4.0%     4.0%     4.0%     4.0      5.0   10.0
Responses                     8       8         7        7        9        9        9        9        9        9        9      9
Average (%)                   9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9%     7.6    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    12.0%    12.0%    15.0%    15.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.8%     9.8%    10.8%    10.8%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                             14.0%    14.0%      --       --     20.0%    20.0%     5.0%     5.0%     3.0%     3.0%     5.0    7.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     6        6        5        5        6        6        6        6        6        6        6      6
Average (%)                  10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.6%     3.3%     3.9%     8.0    8.8

                            --------------------------------------------------------------------------------------------------------
Total Responses              33       33       28       28       33       33       33       33       33       33       33     33
Weighted Average (%)          9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


8 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                           OFFICE MARKET - SUBURBAN/NON - CBD
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             11.0%    11.0%      --       --     12.0%    12.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.5%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                             l0.0%    11.0%    10.5%    11.0%    12.0%    12.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.0%     9.0%     8.5%     8.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.1%     9.1%    10.1%    l0.1%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.5%    11.5%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    12.0%    13.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --
                              8.0%     9.0%     8.0%     9.0%    10.0%    12.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0
Responses                    16       16       14       14       15       15       15       15       15       15       15     15
Average (%)                   8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.5%     9.5%    10.5%    10.5%    10.5%    10.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.8%    11.8%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                             12.0%    12.0%      --       --     18.0%    18.0%     5.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                              8.0%    10.0%     9.5%    10.0%    11.0%    12.0%     4.0%     6.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%     9.0%     9.5%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    14.0%    15.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             10.0%    11.0%      --       --       --       --       --       --       --       --       --     --
                             10.0%    11.0%    10.0%    11.0%    12.0%    13.0%     5.0%     5.0%     4.0%     4.0%     5.0   10.0

Responses                    13       13       11       11       12       12       12       12       12       12       12     12
Average (%)                   9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%      --       --     13.0%    13.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                              8.0%    10.0%     8.5%     9.0%    11.0%    12.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                             10.0%    10.0%    10.0%    10.0%    12.5%    12.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.4%     9.4%    10.4%    10.4%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%     9.0%     9.0%    17.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%      --       --     18.0%    18.0%     3.0%     3.0%     3.0%     3.0%     5.0    7.0
                             10.5%    10.5%    10.0%    10.0%    11.0%    13.0%     2.0%     2.0%     2.0%     2.0%    10.0   10.0
                             11.0%    11.0%    11.0%    11.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              9.6%     9.6%    10.6%    10.6%    11.5%    11.5%     3.8%     4.0%     4.3%     4.3%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              6.0%     6.0%    10.0%    10.0%    20.0%    20.0%     4.0%     7.0%     4.0%     4.0%     5.0    7.0
                              9.0%     9.0%     9.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%      --       --       --       --       --       --       --       --       --     --
                             12.0%    12.0%    10.0%    10.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     2.0    2.0

Responses                    10       10        8        8        9        9        9        9        9        9        9      9
Average (%)                   9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              49       49       41       41       45       45       45       45       45       45       45     45
Weighted Average (%)          9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8
                            --------------------------------------------------------------------------------------------------------

                                                                   AUTUMN 1996 9

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                  INDUSTRIAL MARKET - WAREHOUSE/DISTRIBUTION
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     8.5%     9.3%     9.3%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%    10.0%     9.5%    10.0%    11.0%    12.0%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    10.5%    10.5%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%    10.0%     9.0%    10.5%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.0%     9.0%    10.0%    10.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.0%     9.5%     9.5%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10       10       10       10       10       10       10       10     10
Average (%)                   8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.2%     9.2%     9.5%     9.5%    10.0%    10.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.8%     8.8%     9.5%     9.5%    11.3%    11.3%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     7        7        7        7        7        7        7        7        7        7        7      7
Average (%)                   9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    12.0%    13.0%    13.0%    14.0%    14.0%     0.0%     8.0%     3.0%     5.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    11.5%    11.5%     3.3%     3.3%     3.5%     3.5%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                  10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              25       25       25       25       25       25       25       25       25       25       25     25
Weighted Average (%)          9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


10 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                          INDUSTRIAL MARKET - BUSINESS PARKS, OTHER INDUSTRIAL & MANUFACTURING
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                              9.0%     9.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.7%    10.7%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    10.0   10.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        3        3        4        4        4        4        4        4        4      4
Average (%)                   9.3%     9.8%     9.8%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.5%    10.5%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.4%    10.0%     9.9%    10.9%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%     5.0    5.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%    11.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5      9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.5%    10.5%      --       --     12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
Responses                     5        5        4        4        5        5        5        5        5        5        5      5
Average (%)                   9.6%    10.2%    10.0%    11.0%    12.4%    13.2%     3.4%     4.0%     3.2%     3.8%     8.2    9.4

                            --------------------------------------------------------------------------------------------------------
Total Responses              18       18       14       14       18       18       18       18       18       18       18     18
Weighted Average(%)           9.3%     9.8%     9.8%    10.8%    12.0%    12.4%     3.3%     4.0%     3.2%     3.9%     8.5    9.8
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 11

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                             RETAIL MARKET - NEIGHBORHOOD & COMMUNITY CENTERS
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%    10.5%     9.5%    10.5%    11.0%    12.5%     3.5%     3.5%     3.5%     3.5%    10.0   10.0
                              9.5%    10.0%    10.0%    10.0%    12.5%    12.5%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%    10.5%    10.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                             10.3%    10.3%    10.8%    10.8%    13.0%    13.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%     9.0%    10.0%    10.0%    10.0%    10.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.8%     9.8%    10.3%    10.3%    11.5%    11.5%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.5%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     9        9        8        8        8        8        9        9        9        9        9      9
Average (%)                   9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    11.3%    11.3%    14.0%    14.0%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                             10.0%    10.0%    11.0%    11.0%    12.0%    12.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    11.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.5%    10.5%      --       --       --       --       --       --       --       --       --     --

Responses                     6        6        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    12.0%    12.0%    13.0%    13.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%    10.0%                        --       --       --       --       --       --       --     --
                             11.0%    11.0%     9.5%     9.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     7        7        5        5        5        5        6        6        6        6        6      6
Average (%)                   9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             13.0%    13.0%    14.0%    14.0%    14.0%    14.0%     0.0%     6.0%     2.0%     5.0%    10.0   10.0
                             10.0%    11.0%    10.0%    11.0%    16.0%    20.0%     4.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%    10.0%      --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    11.0%    14.0%    14.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                             11.0%    11.0%    10.5%    10.5%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        6        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

                            --------------------------------------------------------------------------------------------------------
Total Responses              28       28       22       22       22       22        26       26       26       26       26     26
Weighted Average (%)          9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


12 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                   RETAIL MARKET - POWER CENTERS & "BIG BOX"
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.0%     9.5%     9.5%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                             10.0%    10.0%     9.5%     9.5%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0
                             10.5%    10.5%    10.5%    10.5%    11.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              9.5%     9.5%    10.0%    10.0%    11.4%    11.4%     3.8%     3.8%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%     9.5%    10.0%    11.0%    11.5%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              9.3%     9.3%     9.5%    10.0%    10.5%    10.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0
                              9.0%     9.0%      --       --       --       --       --       --       --       --       --     --
                              9.0%     9.5%     9.5%    10.0%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0

Responses                     9        9        8        8        8        8        8        8        8        8        8      8
Average (%)                   9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    11.0%    12.0%     2.0%     3.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                             10.0%    10.0%    10.0%    10.0%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.8%    10.8%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.5%     9.5%    10.0%    10.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     3        3        3        3        3        3        3        3        3        3        3      3
Average (%)                   9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    10.8%    10.8%    12.0%    12.0%     2.0%     2.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                               --       --       --       --     15.0%    15.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     2        2        2        2        3        3        3        3        3        3        3      3
Average (%)                   9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3%     3.2%     3.7%     9.3   10.3

                            --------------------------------------------------------------------------------------------------------
Total Responses              17       17       16       16       17       17       17       17       17       17       17     17
Weighted Average (%)          9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 13

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                               RETAIL MARKET - REGIONAL MALLS
------------------------------------------------------------------------------------------------------------------------------------

                              7.5%     7.5%     8.0%     8.0%    11.3%    11.3%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              9.0%     9.0%     9.0%     9.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              7.5%     7.5%     7.8%     7.8%    12.0%    12.0%     1.5%     2.0%     3.0%     3.0%    10.0   10.0
                              7.0%     8.0%     8.0%     8.0%    10.5%    11.5%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     8.0%     9.0%    10.5%    11.0%     3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.0%     8.0%     8.5%     8.5%    11.0%    11.0%     4.0%     4.0%     4.0%     4.0%    10.0   10.0
                              7.8%     8.0%     8.3%     8.5%    11.0%    12.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                              7.0%     8.0%     7.0%     8.0%    10.0%    11.0%     4.0%     4.0%     4.0%     4.0%     5.0   10.0

Responses                    10        9        9        9        9        9       10       10       10       10       10     10
Average (%)                   7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    17.0%    17.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                              9.0%     9.0%     9.0%     9.0%    13.5%    13.5%     2.0%     2.0%     4.0%     4.0%     7.0    7.0
                              9.0%    10.0%    10.0%    10.0%    12.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    10.0%    10.0%    10.0%    18.0%    18.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             11.0%    11.0%    11.0%    11.0%    13.0%    14.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.5%     8.5%     9.0%    11.5%    12.5%     2.5%     3.0%     2.5%     3.0%    10.0   10.0

Responses                     5        4        4        4        4        4        5        5        5        5        5      5
Average (%)                   9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             11.0%    11.0%    11.0%    11.0%    20.0%    20.0%     4.0%     4.0%     4.0%     4.0%     5.0    5.0
                             12.5%    12.5%    12.0%    12.0%    14.0%    15.0%     0.0%     4.0%     3.0%     4.0%    10.0   10.0
                             10.0%      --       --       --       --       --      3.0%     3.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.3%     9.8%    12.0%    13.0%     2.5%     3.0%     2.5%     3.0%    10.0   10.0
                             13.0%    13.0%    11.0%    11.0%    16.0%    16.0%     3.0%     3.0%     3.0%     3.0%     3.0    3.0

Responses                     6        5        5        5        5        5        6        6        6        6        6      6
Average (%)                  10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

                            --------------------------------------------------------------------------------------------------------
Total Responses              26       22       22       22       22       22       26       26       26       26       26     26
Weighted Average (%)          9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9
                            --------------------------------------------------------------------------------------------------------

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


14 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
CLASS A - LEASED ASSET                                                                                     RESIDENTIAL - APARTMENTS
------------------------------------------------------------------------------------------------------------------------------------

                              8.5%    10.0%     9.0%    10.5%      --       --       --       --      3.5%     3.5%     1.0    1.0
                              8.5%     9.0%     9.0%     9.0%    11.0%    11.0%     3.0%     3.0%     3.0%     3.0%    10.0   10.0
                              9.8%     9.8%    10.0%    10.0%    15.0%    15.0%     4.0%     4.0%     4.0%     4.0%     5.0    7.0
                              8.3%     9.0%     9.0%     9.5%    10.5%    11.5%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              7.5%     8.5%     8.0%     9.0%    10.0%    11.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.8%     8.8%     9.0%     9.0%    11.3%    11.3%     3.8%     4.0%     4.0%     4.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.5%     9.0%     9.0%     9.5%    10.0%    11.5%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              8.5%     9.0%     8.5%     9.0%      --       --      3.0%     3.5%     3.0%     3.5%    10.0   10.0
                              8.8%     9.0%     9.0%     9.5%    11.0%    11.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                    10       10       10       10        8        8        9        9       10       l0       l0     10
Average (%)                   8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - LEASED ASSET
------------------------------------------------------------------------------------------------------------------------------------

                              9.0%     9.5%     9.5%    10.0%    11.0%    12.0%     3.0%     4.0%     3.0%     4.0%    10.0   10.0
                              9.0%    10.0%    10.0%    10.0%    11.0%    12.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              9.0%    10.0%    10.0%    10.5%    10.5%    12.0%     3.0%     4.0%     3.0%     3.0%    10.0   10.0
                              9.0%     9.5%     9.5%    10.0%    11.5%    11.5%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     5        5        5        5        5        5        5        5        5        5        5      5
Average (%)                   8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2

------------------------------------------------------------------------------------------------------------------------------------
CLASS A - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             10.0%    11.0%    11.0%    11.0%    12.5%    13.5%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%     9.0%     9.0%    11.0%    12.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.0%     9.0%     9.5%    10.0%    12.0%    12.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                     4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

------------------------------------------------------------------------------------------------------------------------------------
CLASS B - VALUE ADDED
------------------------------------------------------------------------------------------------------------------------------------

                             12.0%    13.0%    13.0%    13.0%    13.0%    15.0%     0.0%     5.0%     3.0%     5.0%    10.0   10.0
                              8.5%     9.5%     9.5%    11.0%    11.0%    11.0%     3.5%     4.0%     3.5%     4.0%    11.0   11.0
                              8.0%     8.0%    10.0%    10.0%    11.0%    13.0%     4.0%     6.0%     3.0%     3.0%     3.0    5.0
                              9.5%    10.0%    10.0%    11.0%    13.0%    13.0%     3.0%     4.0%     3.0%     4.0%     7.0   10.0

Responses                      4        4        4        4        4        4        4        4        4        4        4      4
Average (%)                   9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0

Total Responses              23       23       23       23       21       21       22       22       23       23       23     23
Weighted Average (%)          9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

      "Leased Asset" refers to predominantly "passive" investments involving substantially leased Properties

      "Value Added" denotes properties which require more active management due to leasing issues and/or additional capital investment for physical issues


                                                                  AUTUMN 1996 15

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                                   CAPITALIZATION RATES             INTERNAL                 GROWTH RATES         TYPICAL PROJECTION
                                GOING-IN          TERMINAL       RATE OF RETURN        INCOME           EXPENSES      PERIOD (YEARS)
                          ----------------------------------------------------------------------------------------------------------
                              LOW     HIGH      LOW     HIGH      LOW     HIGH      LOW      HIGH     LOW      HIGH    LOW    HIGH
                          ----------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
OFFICE                                                                                                 SUMMARY OF WEIGHTED AVERAGE
------------------------------------------------------------------------------------------------------------------------------------

Urban/CBD                     9.8%    10.3%     9.7%    10.3%    13.0%    13.5%     3.3%     4.6%     3.4%     3.9%     8.1    9.2

   Class A - Leased Asset     9.2%     9.6%     9.2%     9.7%    11.7%    12.0%     3.3%     4.2%     3.4%     3.9%     8.5    9.5
   Class B - Leased Asset    10.0%    10.4%     9.7%    10.3%    12.8%    13.1%     3.3%     4.7%     3.5%     4.0%     8.3    9.7
   Class A - Value Added      9.4%    10.0%     9.6%    10.2%    12.8%    13.5%     3.5%     4.6%     3.5%     3.9      7.6    8.9
   Class B - Value Added     10.7%    11.0%    10.5%    11.2%    14.6%    15.3%     3.2%     4.8%     3.3%     3.9%     8.0    8.8

Suburban                      9.3%     9.8%     9.7%    10.1%    12.8%    13.4%     3.2%     4.4%     3.4%     3.7%     8.0    8.8

   Class A - Leased Asset     8.8%     9.5%     9.3%     9.9%    11.2%    11.6%     3.5%     4.4%     3.6%     3.8%     8.9    9.7
   Class B - Leased Asset     9.5%    10.0%     9.8%    10.2%    12.0%    12.5%     3.4%     4.5%     3.4%     3.7%     8.6    9.6
   Class A - Value Added      9.1%     9.7%     9.5%    10.0%    13.4%    14.3%     3.1%     4.6%     3.4%     3.8%     7.2    8.0
   Class B - Value Added      9.7%    10.0%    10.0%    10.5%    14.5%    15.2%     2.9%     4.3%     3.2%     3.6%     7.2    8.0

------------------------------------------------------------------------------------------------------------------------------------
INDUSTRIAL
------------------------------------------------------------------------------------------------------------------------------------

Warehouse/Distribution        9.5%     9.7%    10.2%    10.5%    11.6%    11.6%     2.6%     4.5%     3.2%     4.0%     9.6   10.2

   Class A - Leased Asset     8.8%     9.2%     9.4%     9.8%    10.9%    11.0%     2.9%     4.0%     3.3%     3.8%     9.8   10.1
   Class B - Leased Asset     9.3%     9.5%    10.0%    10.2%    11.2%    11.2%     2.8%     4.3%     3.2%     3.9%     9.7   10.1
   Class A - Value Added      9.7%     9.9%    10.4%    10.8%    11.9%    11.9%     2.4%     4.8%     3.3%     4.1%     9.5   10.3
   Class 8 - Value Added     10.1%    10.4%    10.9%    11.3%    12.4%    12.4%     2.4%     4.8%     3.3%     4.1%     9.5   10.3

Business Parks                9.4%     9.9%    10.0%    10.8%    12.3%    12.9%     3.4%     4.0%     3.2%     3.8%     8.3    9.6

   Class A - Leased Asset     9.0%     9.5%     9.8%    10.5%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Leased Asset     9.3%     9.8%    10.0%    10.8%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class A - Value Added      9.5%    10.2%    10.0%    10.8%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7
   Class B - Value Added      9.7%    10.3%    10.2%    11.0%    13.0%    14.3%     3.5%     4.0%     3.2%     3.7%     7.7    8.7

0ther Industrial/
  Manufacturing               9.2%     9.7%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.8   10.3

   Class A - Leased Asset     8.8%     9.3%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class B - Leased Asset     9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     8.5   10.0
   Class A - Value Added      9.3%     9.8%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5
   Class B - Value Added      9.5%    10.0%     9.5%    11.0%    11.5%    11.5%     3.3%     4.0%     3.3%     4.0%     9.0   10.5

------------------------------------------------------------------------------------------------------------------------------------
RETAIL
------------------------------------------------------------------------------------------------------------------------------------

Neighborhood & Community
  Centers                     9.7%    10.2%    10.3%    10.9%    13.0%    13.5%     2.7%     3.9%     3.2%     4.0%     8.7    9.3

   Class A - Leased Asset     9.3%     9.8%    10.0%    10.4%    11.9%    12.1%     2.9%     3.7%     3.4%     3.9%     8.9    9.4
   Class B - Leased Asset     9.5%    10.0%    10.4%    11.1%    12.3%    12.3%     2.3%     3.8%     3.3%     4.2%     9.0    9.6
   Class A -  Value Added     9.7%    10.3%    10.1%    10.7%    13.8%    14.6%     2.8%     4.0%     3.1%     3.8%     8.5    9.0
   Class B - Value Added     10.3%    10.8%    10.8%    11.5%    14.2%    15.0%     2.8%     4.0%     3.1%     3.8%     8.5    9.0

Power Center & "Big Box"      9.6%     9.9%    10.0%    10.5%    11.8%    11.9%     2.9%     3.5%     3.2%     3.7%     9.3   10.3

   Class A - Leased Asset     9.4%     9.5%     9.7%    10.1%    11.5%    11.7%     3.3%     3.5%     3.4%     3.7%     9.1   10.1
   Class B - Leased Asset     9.8%    10.1%    10.1%    10.6%    11.0%    11.3%     2.8%     3.7%     3.2%     3.7%     9.3   10.3
   Class A - Value Added      9.6%     9.9%    10.1%    10.6%    12.0%    12.0%     2.8%     3.3%     3.2%     3.7%     9.3   10.3
   Class B - Value Added      9.8%    10.3%    10.1%    10.9%    12.7%    12.7%     2.8%     3.3      3.2%     3.7%     9.3   10.3

Regional Malls                9.3%     9.6%     9.5%    10.0%    13.2%    13.6%     2.7%     3.5%     3.5%     3.8%     8.8    8.9

   Class A - Leased Asset     7.9%     8.2%     8.2%     8.6%    11.4%    11.8%     3.0%     3.6%     3.5%     3.8%     9.1    9.6
   Class B - Leased Asset     9.3%     9.6%     9.6%    10.0%    13.4%    13.9%     2.5%     3.4%     3.7%     4.0%     8.6    8.6
   Class A - Value Added      9.3%     9.8%     9.8%    10.3%    13.4%    13.9%     2.6%     3.6%     3.4%     3.8%     9.2    9.2
   Class B - Value Added     10.6%    11.0%    10.6%    11.0%    14.6%    15.0%     2.7%     3.5%     3.3%     3.7%     8.2    8.2

Specialty Retail              9.5%    10.5%    10.8%    11.5%    12.0%    12.6      1.9%     4.0%     3.3%     4.0%    10.0   10.5

   Class A - Leased Asset     8.2%     9.0%     8.8%     9.7%    10.7%    11.3%     2.5%     4.0%     3.5%     4.0%     8.7   10.3
   Class B - Leased Asset     9.3%    10.3%    10.8%    11.5%    11.5%    12.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class A - Value Added     10.0%    11.0%    11.3%    12.0%    12.5%    13.0%     1.8%     4.0%     3.3%     4.0%    10.5   10.5
   Class B - Value Added     10.8%    11.8%    12.3%    13.0%    13.5%    13.5%     1.8%     4.0%     3.3%     4.0%    10.5   10.5

------------------------------------------------------------------------------------------------------------------------------------
RESIDENTIAL
------------------------------------------------------------------------------------------------------------------------------------

Apartments                    9.0%     9.6%     9.8%    10.4%    11.5%    12.1%     2.7%     4.4%     3.2%     4.0%     8.4    9.3

   Class A - Leased Asset     8.6%     9.2%     9.0%     9.6%    11.2%    11.7%     2.9%     3.9%     3.3%     3.8%     8.4    8.9
   Class B - Leased Asset     8.9%     9.7%     9.7%    10.3%    11.0%    11.8%     2.5%     4.2%     3.1%     4.0%     9.6   10.2
   Class A - Value Added      8.9%     9.4%     9.8%    10.3%    11.6%    12.1%     2.6%     4.8%     3.1%     4.0%     7.8    9.0
   Class B - Value Added      9.5%    10.1%    10.6%    11.3%    12.0%    13.0%     2.6%     4.8%     3.1%     4.0%     7.8    9.0


16 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                       Single-Tenant NNN Leased Properties
                          (Excludes "Bondable" Leases)

                         Minimum No.  Going-In Cap Rate  Internal Rate of Return
                          of Years     Low       High       Low        High

Investment Grade Tenant
--------------------------------------------------------------------------------
                             4.0        9.0%      9.0%      10.0%      12.0%
                      ----------------------------------------------------------
                            10.0        8.0       9.0       10.5       11.5
                      ----------------------------------------------------------
                             5.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            10.0        9.0      10.5       13.0       15.0
                      ----------------------------------------------------------
                            10.0        8.5       9.0       10.5       12.0
                      ----------------------------------------------------------
                            10.0        9.5      10.0       10.5       11.5
                      ----------------------------------------------------------
                            10.0        8.5      11.0       10.8       12.0
                      ----------------------------------------------------------
                            10.0        9.5       9.5       11.0       11.0
                      ----------------------------------------------------------
                            20.0        9.0       9.0        N/A        N/A
                      ----------------------------------------------------------
                            10.0        8.0      10.0        N/A        N/A
--------------------------------------------------------------------------------
Responses                   10.0       10.0      10.0        8.0        8.0
Average                      9.9        9.0%      9.8%      11.2%      12.3%


Non-Investment Grade
  Tenant
--------------------------------------------------------------------------------
                             4.0        9.5%      9.5%      10.5%      13.0%
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.5       12.5
                      ----------------------------------------------------------
                             5.0       13.0      13.0       15.0       15.0
                      ----------------------------------------------------------
                            10.0       10.0      12.0       17.0       20.0
                      ----------------------------------------------------------
                            10.0        9.0      10.0       11.0       13.0
                      ----------------------------------------------------------
                            10.0       11.0      12.0       13.0       15.0
                      ----------------------------------------------------------
                            10.0       10.5      10.5       13.0       13.0
                      ----------------------------------------------------------
                            20.0       11.0      11.0       N/A        N/A
                      ----------------------------------------------------------
                            10.0       10.0      12.5       N/A        N/A
                      ----------------------------------------------------------
Responses                    9.0        9.0       9.0        7.0        7.0
Average                      9.9       10.3%     11.2%      13.0%      14.5%


                                                                  AUTUMN 1996 17

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
LUXURY
------------------------------------------------------------------------------------------------------------------------------------

               8.0%  8.0% 10.0%  10.0%  18.0%  18.0%  25.0%  25.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  5.0%  5.0%
               7.0%  7.0% 10.0%  10.0%  15.0%  15.0%  20.0%  20.0%  7.0%  7.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               6.0%  9.5% 10.0%  10.0%  12.0%  15.0%  15.0%  18.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   2.0%   4.0%  4.0%  4.0%
               8.0% 11.0%  8.5%  12.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               --    --   11.0%  13.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   3.0%   3.0%  4.0%  4.0%
               6.0%  8.0% 10.0%  12.0%  13.0%  14.0%  20.0%  22.0%  3.0%  4.0%   3.0%   4.0%   5.0   5.0   2.0%   3.0%  4.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%

Responses      7     7     8      8      8      8      8      8     8     8      8      8      8     8     8      8     8     8
Average (%)    7.5%  9.3%  9.8%  10.9%  14.5%  15.3%  19.5%  20.1%  4.1%  4.3%   3.8%   3.9%   6.5   6.9   2.8%   3.3%  4.1%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
FIRST CLASS
------------------------------------------------------------------------------------------------------------------------------------

               9.0%  9.0% 11.0%  11.0%  12.0%  12.0%  20.0%  20.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              10.0% 10.0% 10.0%  10.0%  --     --     13.0%  13.0%  3.0%  3.0%   3.0%   3.0%  10.0  10.0   3.0%   3.0%  4.0%  5.0%
               9.0%  9.0% 11.0%  11.0%  14.0%  14.0%  18.0%  18.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  20.0%  18.0%  22.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               7.0%  9.0% 10.0%  11.0%  11.5%  12.0%  14.0%  16.0%  4.0%  5.0%   3.0%   4.0%   5.0   5.0   2.5%   2.5%  5.0%  5.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
               9.0%  9.0% 10.5%  10.5%  21.0%  21.0%  14.0%  14.0%  4.0%  4.0%   3.0%   3.0%   7.0   7.0   3.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 11.0%  11.0%  --     --     --     --     3.5%  3.5%   3.5%   3.5%   5.0  10.0   2.0%   3.0%  4.0%  4.0%
              10.0% 10.0%  9.0%   9.5%  19.0%  19.0%  15.0%  15.0%  8.0%  8.0%   6.0%   6.0%  --    --     2.5%   2.5%  4.0%  4.0%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   3.5%   3.5%  4.0%  4.0%
              10.5% 10.5% 10.5%  10.5%  13.5%  13.5%  --     --     3.5%  3.5%   3.5%   3.5%  10.0  10.0   3.0%   3.0%  5.0%  5.0%
               8.0% 12.0%  8.0%  10.0%  15.0%  15.0%  20.0%  20.0%  4.0%  4.0%   4.0%   4.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
Responses     13    13    13     13     11     11     11     11    13    13     13     13     12    12    13     13    13    13
Average (%)    9.3% 10.5% 10.4%  10.9%  15.8%  16.5%  17.3%  17.8%  4.2%  4.3%  3.7%   3.8%   6.6   7.3   2.8%   3.1%   4.2%  4.3%

------------------------------------------------------------------------------------------------------------------------------------
MID-RATE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  18.0%  18.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.0%  11.0%  13.0%  13.0%  17.0%  17.0%  6.0%  6.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.5% 11.0% 11.0%  11.0%  15.0%  18.0%  17.0%  20.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   2.0%   3.0%  4.0%  4.0%
              10.0% 12.0% 10.5%  13.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
               9.5%  9.5% 10.5%  10.5%  15.0%  15.0%  18.0%  18.0%  4.5%  4.5%   4.0%   4.0%  10.0  10.0   3.5%   3.5%  4.0%  4.0%
Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.0% 10.7% 11.0%  11.5%  14.2%  15.2%  18.0%  18.6%  4.2%  4.2%   3.7%   3.7%   6.4   7.0   2.9%   3.1%  4.0%  4.0%


              ----------------------------------------------------------------------------------------------------------------------
Total
Responses     25    25    26     26     24     24     24     24    26    26     26     26     25    25    26     26    26    26
Weighted
Average (%)    8.9% 10.1% 10.4%  11.1%  14.8%  15.7%  18.3%  18.8%  4.2%  4.3%   3.7%   3.8%   6.5   7.0   2.9%   3.2%  4.1%  4.2%
              ----------------------------------------------------------------------------------------------------------------------

      *as percent of total revenues


18 REAL ESTATE OUTLOOK

--------------------------------------------------------------------------------
CUSHMAN & WAKEFIELD VALUATION ADVISORY SERVICES NATIONAL INVESTOR SURVEY
                                                                   - AUTUMN 1996
--------------------------------------------------------------------------------

                CAPITALIZATION RATES BLENDED INTERNAL EQUITY INTERNAL     GROWTH RATES    TYPICAL PROJECTION MANAGEMENT RESERVES FOR
                GOING-IN    TERMINAL   RATE OF RETURN RATE OF RETURN  INCOME      EXPENSES   PERIOD (YEARS)   FEES*     REPLACEMENT*
              ----------------------------------------------------------------------------------------------------------------------
               LOW   HIGH  LOW    HIGH   LOW    HIGH   LOW    HIGH  LOW   HIGH   LOW    HIGH   LOW   HIGH  LOW    HIGH  LOW   HIGH
              ----------------------------------------------------------------------------------------------------------------------
------------------------------------------------------------------------------------------------------------------------------------
MID-RATE                                                                                                    HOTEL - LIMITED SERVICE
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              12.0% 12.0% 12.0%  12.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               8.0% 10.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   2.0%   2.0%   5.0   5.0   3.0%   4.0%  4.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%
              10.0% 13.0% 12.0%  13.0%  25.0%  25.0%  20.0%  20.0%  3.5%  4.0%   3.5%   4.0%   5.0   5.0   4.0%   4.0%  5.0%  5.0%

Responses      6     6     6      6      6      6      6      6     6     6      6      6      6     6     6      6     6     6
Average (%)   10.3% 11.5% 11.5%  12.1%  15.7%  16.5%  17.5%  17.8%  3.5%  3.6%   3.7%   3.8%   6.2   6.7   3.3%   3.5%  4.3%  4.4%

------------------------------------------------------------------------------------------------------------------------------------
ECONOMY
------------------------------------------------------------------------------------------------------------------------------------

              10.0% 10.0% 12.0%  12.0%  15.0%  15.0%  15.0%  15.0%  4.0%  4.0%   5.0%   5.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
              13.0% 13.0% 13.0%  13.0%  13.0%  13.0%  17.0%  17.0%  3.0%  3.0%   4.0%   4.0%   5.0   5.0   3.0%   3.0%  4.0%  4.0%
               9.0% 11.0% 10.0%  10.0%  12.0%  15.0%  14.0%  16.0%  3.0%  3.0%   3.0%   3.0%   5.0   5.0   4.0%   5.0%  5.0%  5.0%
              11.0% 13.0% 11.5%  14.0%  13.0%  15.0%  20.0%  20.0%  3.5%  3.5%   3.5%   3.5%   7.0  10.0   3.0%   3.0%  4.0%  4.0%
              11.0% 11.0% 11.8%  11.8%  16.0%  16.0%  19.0%  19.0%  4.0%  4.0%   4.0%   4.0%  10.0  10.0   4.0%   4.0%  4.5%  4.5%

Responses      5     5     5      5      5      5      5      5     5     5      5      5      5     5     5      5     5     5
Average (%)   10.8% 11.6% 11.7%  12.2%  13.8%  14.8%  17.0%  17.4%  3.5%  3.5%   3.9%   3.9%   6.4   7.0   3.4%   3.6%  4.3%  4.3%

Total
Responses     11    11    11     11     11     11     11     11    11    11     11     11     11    11    11     11    11    11
Weighted
Average(%)    10.6% 11.6% 11.6%  12.1%  14.7%  15.7%  17.3%  17.6%  3.5%  3.5%   3.8%   3.8%   6.3   6.8   3.4%   3.6%  4.3%  4.4%

      *as percent of total revenues


                                                                  AUTUMN 1996 19

                                                                         Addenda
================================================================================

                            Appraiser Qualifications

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

Professional Affiliations:

      Member of the Appraisal Institute (MAI Designations #9812)
      District of Columbia Certified General Real Estate Appraiser (#GA00010267) Commonwealth of Virginia Certified General Real Estate Appraiser
       (#4001002465)
      State of Maryland Certified General Real Estate Appraiser (#7220)
      State of West Virginia Certified General Real Estate Appraiser (#237)

Appraisal/Real Estate Experience:

      Director/Manager, Cushman & Wakefield of Washington, D.C. and Assistant Manager, Cushman & Wakefield of Texas, Inc., Dallas, Texas, Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. April 1990 to present.

      Associate Appraiser, Joseph A. Dengel & Company, Dallas, Texas, May 1977 to April 1990.

      Other real estate experience includes work as a residential listing and selling agent preparing market analyses and origination contracts.

      Experience includes appraisal of the following types of property.

      Office Buildings                Medical Office Buildings
      Regional Malls                  Power Centers
      Outlet Centers                  Community & Neighborhood Shopping Centers
      Department Stores               Industrial Buildings
      Residential Subdivisions        Single Family Residences
      Multi-Family Properties         Condominiums/Duplexes
      Subdivision Analysis            Farm/Ranch
      Mixed Use Properties            Golf Courses
      Grape Vineyards                 Special Purpose Facilities
      Commercial Land                 Hotel/Motel
      Ad Valorem Tax Appeals

      Appraisal and consulting services used for mortgage loans, relocations, gift and estate tax, condemnation and litigation purposes.

      Qualified as an expert witness in state and federal real estate court cases.

Education:

      Bachelor of Arts (Political Science), 1981
      University of Texas at Arlington, Arlington, Texas.

                                                                  QUALIFICATIONS
================================================================================

                                                           Donald R. Morris, MAI

    Appraisal Institute Courses:

         #1Al - Real Estate Appraisal Principles
         #1A2 - Basic Valuation Procedures
         #1Bl - Capitalization Theory & Techniques, Part A
         #1B2 - Capitalization Theory & Techniques, Part B
         #410 - Standards of Professional Appraisal Practice, Part A (USPAP) #420 - Standards of Professional Appraisal Practice, Part B (Al) #21 - Case Studies in Real Estate Valuation
         #22 - Report Writing and Valuation Analysis
         #82 - Residential Valuation Procedures

     Additional Accredited Real Estate Courses:

         Real Estate Appraisal
         Principles of Real Estate
         Real Estate Marketing
         Real Estate Finance
         Property Management

         Federal National Mortgage Corporation (Fannie Mae) - Appraisal Training

      Certified in the Appraisal's Institute's voluntary program of continuing education for its designated members.

                                                                  QUALIFICATIONS
================================================================================

                                                                  Kelly J. Small

Professional Affiliations:

      Candidate Member of the Appraisal Institute (#M921847)
      State of Maryland Certified General Real Estate Appraiser (#20143) Maryland Salesperson License (#313081)

Appraisal/Real Estate Experience:

      Appraiser, Cushman & Wakefield of Washington, D.C., Inc., Valuation Advisory Services, a full service real estate organization specializing in appraisal and consultation. Member of National Affordable Housing Group. October, 1995 to present.

      Staff Appraiser, Legg Mason Realty Group, Inc., Baltimore, Maryland. February, 1990, through October, 1995.

      Other work experience includes financial analyst, market research analyst and real estate settlement work.

      Experience includes appraisal of the following types of property:

      Office Buildings                         Shopping Centers
      Subdivision Development Analysies        Industrial Facilities
      Commercial Land                          Multi-Family Properties
      Single Family Residences                 Leasehold/Leased Fee Interests
      Hotel                                    Special Purpose Facilities
      Manufacturing Facilities                 Warehouse Facilities

Education:

      Bachelor of Science (Finance), 1990
      University of Baltimore, Baltimore, Maryland

      Masters of Science (Real Estate Development), 1996
      The Johns Hopkins University, Baltimore, Maryland

      Appraisal Institute Courses:

             #1Al - Real Estate Appraisal Principles
             #1A2 - Basic Valuation Procedures
             #1Bl - Capitalization Theory & Techniques, Part A
             #1B2 - Capitalization Theory & Techniques, Part B
             #410 - Standards of Professional Appraisal Practice, Part A (USPAP)

                                                                  QUALIFICATIONS
================================================================================

                                                                  Kelly J. Small

             #420 - Standards of Professional Appraisal Practice, Part B (Al) #540 - Report Writing and Valuation Analysis
             #550 - Advanced Applications

      Specific course work and seminars:

             The new URAR Appraisal Reports, Emerging Trends
             Affordable Housing Tax Credit Coalition seminars